EXHIBIT 10.5

SUBLEASE AGREEMENT

iANYWHERE SOLUTIONS, INC.,

a Delaware corporation

and successor in interest to AvantGo, Inc.

Sublandlord

THERMAGE, INC.,

a California corporation

Subtenant

25881 and 25901 Industrial Boulevard

Hayward, California

September 7, 2004

SUBLEASE AGREEMENT

1. PARTIES

THIS SUBLEASE AGREEMENT (“Sublease”) dated September 7, 2004 (“Sublease Date”), is made between iANYWHERE SOLUTIONS, INC., a Delaware corporation and successor in interest to AvantGo, Inc. (“Sublandlord”), and THERMAGE, INC., a California corporation (“Subtenant”).

2. MASTER LEASE

Sublandlord is the tenant under a written lease dated March 31, 2000 (the “Master Lease”) wherein The Multi-Employer Property Trust, a trust organization organized under 12 C.F.R. Section 9.18 (“Landlord”), leased to Sublandlord the improved real property located in the City of Hayward, County of Alameda, State of California described as 25881 and 25901 Industrial Boulevard, consisting of two buildings containing approximately 88,381 square feet of rentable area (the “Premises”). The Master Lease is attached to this Sublease as Exhibit A for identification purposes, and selected provisions of the Master Lease are incorporated by reference as part of this Sublease, in accordance with Section 10 below. Capitalized terms that are not otherwise defined in this Sublease shall have the respective meanings ascribed to them in the Master Lease.

3. PREMISES

Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby takes and accepts the Premises, on and subject to the terms and conditions set forth in this Sublease.

4. WARRANTY BY SUBLANDLORD; “AS-IS” CONDITION

4.1 Sublandlord warrants and represents to Subtenant that: (i) Exhibit A to this Sublease is a true, correct and complete copy of the Master Lease, and the Master Lease has not been amended or modified and no additional Rules and Regulations have been promulgated by Landlord, except as reflected in Exhibit A: (ii) the Master Lease is in full force and effect; (iii) Sublandlord is not now, and as of the Commencement Date of the Sublease Term (as defined below) will not be, in default or breach of any of the provisions of the Master Lease; (iv) Sublandlord has no knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease; (v) Sublandlord has no knowledge of any default or breach by Landlord of any of the provisions of the Master Lease; (vi) to the knowledge of Sublandlord, the roof is water tight and the electrical, HVAC, plumbing, fire suppression, elevator, safety, security, and sewer systems of the Premises are in good operating condition; and (vii) Sublandlord has no knowledge of any Hazardous Materials present on or about the Premises in violation of Legal Requirements (as defined in the Master Lease). For purposes of this Sublease, any representation, warranty or other assurance qualified on the basis of Sublandlord’s knowledge shall mean only the current actual knowledge on the Sublease Date, without duty of investigation or other inquiry, of Greg Bush, Sublandlord’s employee most familiar with such matters.

4.2 Subject to the limited representations and warranties of Sublandlord in Section 4.1 above, or as expressly set forth elsewhere in this Sublease, Subtenant shall accept possession of the Premises on the Commencement Date in the same condition as exists on the Sublease Date, “AS-IS” and “WITH ALL FAULTS.” Subtenant acknowledges that, except as expressly set forth in this Sublease, neither Sublandlord nor any agent of Sublandlord (including, without limitation, Sublandlord’s Brokers as defined elsewhere in this Sublease) has made any representation, warranty, statement or other assurance to Subtenant (or to Subtenant’s Broker, as defined elsewhere in this Sublease) concerning the Master Lease or the Premises (including, without limitation, the condition of the Premises, the suitability of the Premises for Subtenant’s use or any other use, and the extent to which the Premises comply with applicable legal requirements). Subtenant further acknowledges that Subtenant’s acceptance of the Premises in such “AS-IS” and “WITH ALL FAULTS” condition is a material and essential inducement to Sublandlord’s entry into this Sublease, and that Subtenant has conducted such inspections of and investigations concerning the Premises as Subtenant deems necessary or appropriate to ascertain the condition of the Premises and their suitability for Subtenant’s proposed use. Subject to the other express terms and conditions of this Sublease, Sublandlord has no obligation whatsoever to alter, improve, repair or otherwise modify the Premises, or to bear any cost or expense in connection with readying the Premises for Subtenant’s occupancy under this Sublease. Without limiting the generality of the foregoing, no provision of this Sublease shall be construed as a representation, warranty, statement or other assurance of fact by Sublandlord concerning the Master Lease or the Premises unless it is expressly stated to be Sublandlord’s “representation” or “warranty.”

4.3 During inspection of the Premises prior to the Sublease Date, the parties identified a fan in or serving the Uninterrupted Power Supply to the server room which squeaks and is in need of repair or replacement, Cal Air, Inc. (“Cal Air”) recommended repair and service work to two HYAC units and the boiler in Building 1, as described in the August 30, 2004 proposal letter from Cal Air’s Ralph Butler to Subtenant’s Chris Hawkins (“Cal Air Proposal”). Subtenant assumes responsibility for repairing or replacing this server room fan and causing Cal Air to perform the repair and service work called for in the Cal Air Proposal as part of other work Subtenant intends to perform in the Premises. Upon presentation by Subtenant of an itemized invoice showing all labor and material costs attributable to Subtenant’s repair or replacement of the fan, and Sublandlord’s approval of such invoice (which approval shall not be unreasonably withheld or delayed), Subtenant shall be allowed a credit against the next Rent payment equal to the approved invoice amount. Similarly, upon presentation of an itemized invoice from Cal Air for the repair and service work identified in the Cal Air Proposal, Subtenant shall be allowed a credit against the next Rent payment equal to the lesser of the invoice amount or $4,500.00

4.4 Subtenant shall not make or cause to be made any alterations, additions, or improvements to the Premises except with the prior written consent of both Sublandlord (which consent Sublandlord shall not unreasonably withhold or delay) and the consent of Landlord thereto pursuant to the Master Lease.

5. TERM

5.1 The term of this Sublease (“Sublease Term”) shall commence on the date (the “Commencement Date”) when all of the following have occurred: (i) this Sublease has been fully executed and delivered; (ii) Subtenant has caused to be issued and delivered to Sublandlord and Landlord all Certificates of Insurance as may be required by this Sublease; (iii) the Sublease Consent (as defined in Section 16 below) has been duly executed and delivered by Subtenant, Sublandlord and Landlord; (iv) all conditions to the effectiveness of the Sublease Consent have been satisfied or waived; and (v) all utilities serving the Premises have been transferred into Subtenant’s name. Unless sooner terminated as provided herein, the Sublease Term shall end on September 30, 2007 (the “Expiration Date”). Sublandlord agrees to deliver possession of the Premises to Subtenant, and Subtenant shall accept possession, on the Commencement Date so as to permit Subtenant to undertake (after procuring Landlord’s and Sublandlord’s consent thereto) such alterations and improvements as are required to ready the Premises for Subtenant’s use. Notwithstanding that the Sublease Term does not commence until the Commencement Date, this Sublease is a presently effective and binding agreement from and after the Sublease Date, subject to and conditioned upon the Consent Condition (as defined in Section 16). The foregoing notwithstanding, (a) the date all events in clauses (i), (iii) and (iv) above have transpired, will become, at Sublandlord’s option, the Commencement Date, in which case Sublandlord shall have no duty to deliver possession of the Premises until the events in clauses (ii) and (v) above have occurred; and (b) if the Commencement Date has not occurred on or before the thirty-first (31st) day after the Sublease Date, each of Sublandlord and Subtenant shall have the right to terminate this Sublease by delivery of written notice to the other; and (c) Subtenant may exercise this termination right only if Subtenant has caused the events in clauses (ii) and (v) above to occur within thirty (30) days after the Sublease Date.

5.2 Subtenant shall have no obligation to pay Rent until the Rent Start Date (as defined below). However, between the Commencement Date and the Rent Start Date, Subtenant shall observe and perform all other covenants and obligations imposed on Subtenant by this Sublease.

5.3 (a) Subtenant shall purchase from Sublandlord on the Commencement Date, selected furniture and equipment owned by Sublandlord and located on the Premises (“Furniture and Equipment”), an inventory of which is appended as Schedule 1 to the Bill of Sale attached as Exhibit B to this Sublease and incorporated by this reference (the “Bill of Sale”). On the Commencement Date, Subtenant shall pay to Sublandlord, in cash or immediately available funds, the sum of Thirty Thousand and 00/100 Dollars ($30,000.00) whereupon Sublandlord shall transfer ownership of the Furniture and Equipment by executing and delivering the Bill of Sale.

(b) The Furniture and Equipment is sold and purchased on an “AS-IS” and “WITH ALL FAULTS” basis. Subtenant has inspected the Furniture and Equipment and will accept possession thereof on the Commencement Date without any representation or warranty whatsoever (other than Sublandlord’s warranty of title as set forth in the Bill of Sale). Without limiting the foregoing, Sublandlord has not made, and Subtenant is not relying upon, any express or implied assurances concerning the condition of the Furniture and Equipment, the merchantability thereof or the fitness thereof for Subtenant’s use or any other use or purpose whatsoever.

(c) There are approximately one hundred fifteen (115) modular furniture workstations located on the Premises (the “Surplus Furniture”), which Sublandlord agrees to remove from the Premises within forty-five (45) days after the Commencement Date. Subtenant shall cooperate with Sublandlord in storing the Surplus Furniture and staging its removal from the Premises. If Sublandlord fails to remove the Surplus Furniture within such forty-five (45) day period (extended for any delays beyond Sublandlord’s reasonable control), Subtenant may treat the Surplus Furniture then remaining on the Premises as abandoned property and dispose of it as Subtenant sees fit.

5.4 (a) Except as provided in Section 5.4(b) below, upon the Expiration Date or the earlier termination of the Sublease Term, Subtenant shall immediately surrender the Premises together with all leasehold improvements thereon, to Sublandlord in the condition required by Landlord under the terms of the Sublease Consent, except for (i) reasonable wear and tear, (ii) Alterations installed on the Premises by Subtenant that Subtenant elects or is required to surrender and that both Landlord and Sublandlord have agreed in writing may be surrendered, and (iii) all Hazardous Materials not introduced to the Premises by Subtenant or its agents, contractors, employees or invitees excepted. (For this purpose, “reasonable wear and tear” and “improvement” shall have the meanings provided in the Master Lease). If Subtenant fails to promptly perform any such surrender obligations, Sublandlord may do so in behalf of Subtenant, in which case Subtenant shall upon demand reimburse Sublandlord all reasonable expenses incurred in performing such surrender obligations, together with a ten percent (10%) surcharge to compensate Sublandlord for undertaking or supervising such work.

(b) Sublandlord and Subtenant contemplate that Subtenant shall have, pursuant to the Sublease Consent, an option to enter into a new direct lease (“New Direct Lease”) with Landlord to allow Subtenant to remain in possession of the Premises after the Expiration Date. If Subtenant and Landlord enter into the New Direct Lease and Subtenant is permitted to remain in possession of the Premises after the Expiration Date, Subtenant shall be excused from the obligations imposed under Section 5.4(a) above, provided that:

(i) Landlord agrees to forever waive and release Sublandlord of and from all liabilities and obligations pertaining to Sublandlord’s surrender of possession of the Premises pursuant to the Master Lease (except that such waiver and release need not extend to the presence of Hazardous Materials in violation of Legal Requirements which is unknown on the date of the new Direct Lease and attributable to acts or omissions of Sublandlord occurring prior to the Commencement Date of this Sublease);

(ii) The New Direct Lease includes, for the express benefit of Sublandlord (as a third party beneficiary thereof), Landlord’s covenant to allow Subtenant’s continued possession of the Premises after the Expiration Date, such that Sublandlord is in no way liable or responsible for occupancy of the Premises by Subtenant or others after the expiration of the Sublease Term; and

(iii) Subtenant is not then in default under this Sublease and there exists no event or condition which, with the giving of notice or the passage of time or both, would constitute a default by Subtenant under this Sublease.

6. RENT

6.1 Except as otherwise expressly provided in this Sublease, beginning on the Base Rent Start Date, Subtenant shall pay to Sublandlord without deduction, setoff, notice or demand at the address for notices to Sublandlord specified in Section 14 of this Sublease or at such other place as Sublandlord shall designate from time to time by notice to Subtenant monthly base rent (the “Monthly Base Rent”), in advance on the first day of each month of the Term. Notwithstanding the foregoing, Subtenant shall pay Sublandlord the Monthly Base Rent and Additional Rent (as defined below) for the first month(s) of the Sublease Term in which such amounts are payable. The “Base Rent Start Date” shall mean December 1, 2004. If the Base Rent Start Date is a day other than the first day of a calendar month, or if this Sublease terminates on a day other than the last day of a calendar month (excluding any termination resulting from Subtenant’s default or breach of this Sublease), the Monthly Base Rent shall be prorated for such partial calendar month on a per diem basis.

Months of Lease Term	Monthly Base Rent Per rsf	Monthly Installment of Base Rent
Commencement Date to date preceding Base Rent Start Date	$0.00	$0.00
Base Rent Start Date through date preceding first anniversary of Commencement Date	$0.72	$63,634.32
First anniversary of Commencement Date through date preceding second anniversary of Commencement Date	$0.74	$65,543.35
Second anniversary of Commencement Date through Expiration Date	$0.76	$67,509.65

6.2 All charges, costs and sums required to be paid by Subtenant to Sublandlord under this Sublease other than Monthly Base Rent (including, without limitation, Tenant’s Percentage Share of Taxes and Operating Expenses, for which Subtenant is responsible under Section 6.3 below) shall be deemed “Additional Rent,” and Monthly Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.” Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Lease, except for the covenant of quiet enjoyment (as such covenant may be affected by the express provisions of this Sublease) Rent not paid when due shall bear interest at a per annum rate (the “Default Rate”) equal to the lesser of (i) five percent (5%) above the announced “prime” interest rate of Federal Reserve Bank of San Francisco as of the date of such default, or (ii) the maximum rate of interest which may be collected under any applicable usury law. In addition, if any Rent payment is not received by Sublandlord within five (5) days after the due date, Subtenant also shall pay Sublandlord a late charge equal to five percent (5%) of the delinquent Rent, without regard to whether a notice of delinquency has been given by Sublandlord. Notwithstanding the foregoing, Subtenant shall be entitled to one (1) notice and five (5)-day cure period for each twelve (12)-month period before any such late charge accrues.

6.3 The Master Lease requires Sublandlord to pay to Landlord amounts representing Tenant’s Percentage share of Taxes and Operating Expenses. Beginning on the Rent Start Date and continuing for the remainder of the Sublease Term, Subtenant shall pay to Sublandlord the amounts Sublandlord is required to pay Landlord under the Master Lease as Tenant’s Percentage Share of Taxes and Operating Expenses (the “Taxes and Operating Expenses”). The parties acknowledge that the Sublease Consent contains certain provision limiting the Taxes and Operating Expenses that the Landlord will request be reimbursed during the term of this Sublease and the parties further agree that, notwithstanding the incorporation by reference of certain provision of the Master Lease into this Sublease, Sublandlord shall not demand reimbursement of any Taxes and Operating Expenses other than those charged to Sublandlord by Landlord pursuant to the terms of the Master Lease and the Sublease Consent. Except as otherwise provided in this Sublease, Subtenant shall pay such Taxes and Operating Expenses to Sublandlord at the same time and in the same manner as contemplated by the Master Lease. Sublandlord shall, promptly following receipt thereof from Landlord, furnish Subtenant with copies of all statements submitted by Landlord of actual or estimated Taxes and Operating Expenses during the Sublease Term. As used in this Sublease, the “Rent Start Date” shall mean October 1, 2004. If the Sublease Term terminates on a day other than the last day of a calendar month (other than termination due to Subtenant’s default or breach), the Taxes and Operating Expenses for such last calendar month shall be prorated on a per diem basis.

6.4 Subtenant shall pay all electric charges for lighting and outlets for the Premises and all other utility charges for the Premises not encompassed in Taxes and Operating Expenses throughout the Sublease Term.

6.5 If Subtenant without the consent of Sublandlord (and the consent of Landlord, where required by the Master Lease) fails to surrender possession of the Premises, or any part thereof, in the condition required by this Sublease on the Expiration Date or the earlier termination of the Sublease Term, Subtenant shall pay to Sublandlord all rent and other sums payable by Sublandlord to Landlord under the Master Lease for each month or partial month (without proration for any partial month) that Subtenant fails to so surrender possession. In addition, Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from and against all damages, loss, cost, liability or expense threatened or sustained by Sublandlord by reason of Subtenant’s continuance in possession after the Expiration Date or earlier termination of the Sublease Term. This Section 6.5 shall not apply where Subtenant is entitled to retain possession after the Expiration Date or earlier termination of the Sublease Term pursuant to the New Direct Lease.

6.6 If Subtenant’s use and enjoyment of the Premises is prevented or materially impaired due to the failure of Landlord to perform its obligations under the Master Lease, it is agreed that, except as expressly provided in the next sentence: (i) Sublandlord shall have no liability with respect to such prevention or interference; (ii) such prevention or interference shall not serve as a defense to the full enforcement of Subtenant’s obligations under this Sublease; (iii) Subtenant shall have no right to reduction in or abatement of the Rent payable under this Sublease; and (iv) such prevention or interference shall not constitute an actual or constructive eviction of Subtenant or otherwise be construed to breach Sublandlord’s covenant of quiet enjoyment. Where: (A) Landlord is excused from performing an obligation of Landlord under the Master Lease because of Sublandlord’s default under the Master Lease and such default is not caused or materially contributed to by Subtenant’s failure to timely and folly perform its obligations under this Sublease (an “Unexcused Sublandlord Default”); and (C) Landlord’s performance of such Master Lease obligations is essential (i.e., it prevents or materially impairs) to Subtenant’s use and enjoyment of the Premises for the purposes contemplated by this Sublease (the “Essential Master Lease Obligations”), then Subtenant’s rights and remedies shall be defined and limited as follows:

(a) If Landlord’s failure to perform the Essential Master Lease Obligations due to an Unexcused Sublandlord Default prevents or materially impairs Subtenant’s use of the Premises as contemplated by this Sublease for more than two (2) business days, the Monthly Base Rent payable under this Sublease shall abate from the third (3rd) business day of such prevention or material interference until Subtenant’s full use of the Premises is restored. Where Subtenant is not entirely prevented from using the Premises, such abatement of Monthly Base Rent shall be equitably prorated based on reasonably unavoidable interference with Subtenant’s use caused by Landlord’s failure to perform the Essential Master Lease Obligations.

(b) If Landlord’s failure to perform the Essential Master Lease Obligations due to an Unexcused Sublandlord Default prevents or materially impairs Subtenant’s use of the Premises as contemplated by this Sublease for more than one hundred eighty (180) consecutive days (or more than two hundred seventy (270) days within a one (1) year period), Subtenant may terminate this Sublease by delivering a written notice of termination within thirty (30) days after Subtenant first may exercise this termination right. If Subtenant exercises such termination right, this Sublease shall terminate on the date specified in Subtenant’s termination notice, which date shall be not less than thirty (30) days nor more than ninety (90) days after the date of the notice, unless Landlord commences performing such Essential Master Lease Obligations so as to end such prevention of or material impairment in Subtenant’s use of the Premises prior to such termination date. If Subtenant so terminates this Sublease, Sublandlord shall refund to Subtenant the Security Deposit (as defined below) and any prepaid Rent applicable to period following the termination date, and thereupon the parties shall be released for any obligations that would accrue under this Sublease after the date of the termination.

(c) Subtenant agrees that the remedies in this Section 6.6, and in Sections 10.2 and 15 below, are Subtenant’s sole and exclusive remedies against Sublandlord for any Unexcused Sublandlord Default, and Subtenant hereby waives all other rights and remedies, at law or in equity, now or hereafter in effect, beyond the remedies in this Section 6.6 and Sections 10.2 and 15 below; provided, however, that notwithstanding the foregoing Subtenant shall retain any rights and remedies Subtenant may have against Landlord under the Sublease Consent.

7. SECURITY DEPOSIT; ADDITIONAL SECURITY

Subtenant shall deposit with Sublandlord upon execution of this Sublease the sum of Ninety Six Thousand Five Hundred and Seventy Six and 30/100 Dollars ($96,576.30) equal to last month’s Base Rent and Estimated Operating expenses (the “Security Deposit”) as security for Subtenant’s faithful performance of Subtenant’s obligations hereunder. If Subtenant fails to pay Rent when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent then due hereunder and unpaid, for the payment of any other sums for which Sublandlord may become obligated by reason of Subtenant’s default or breach and to compensate Sublandlord for any loss or damage Sublandlord may suffer by reason of Subtenant’s default or breach (including, without limitation, damages under California Civil Code Section 1951.2 or any successor or similar statute now or hereafter in effect). If Sublandlord so uses any portion of the Security Deposit, Subtenant shall, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount deposited, and Subtenant’s failure to do so shall constitute a default under this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from the general accounts and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublandlord assigns its interest in the Sublease, Sublandlord shall deliver to its assignee so much of the Security Deposit as is then held by Sublandlord. Within thirty (30) days after the Sublease Term has expired, or Subtenant has vacated the Premises, whichever shall last occur, and provided Subtenant is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, or is to be applied to restore or repair any damage to the Premises, shall be returned to Subtenant. Subtenant hereby waives all rights and benefits under California Civil Code Section 1950.7 (or any successor or similar statute now or hereafter in effect) or any judicial or administrative decision which would limit Sublandlord’s rights to use or apply the Security Deposit as provided in this Section 7.

8. USE OF PREMISES

The Premises shall be used and occupied only for such uses as are expressly permitted under the Master Lease or under the Sublease Consent including, without limitation, general office, administrative, light manufacturing (generally limited to component assembly) and warehousing purposes. Subtenant shall not use the Premises, nor suffer of permit the Premises to be used, for any other use or purpose whatsoever without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld) and Landlord.

9. ASSIGNMENT AND SUBLETTING

9.1 Subtenant shall not assign, hypothecate or otherwise encumber or transfer this Sublease, or further sublet all or any part of the Premises or permit the use or occupancy thereof by any persons (the agents, employees and invitees of Sublandlord excepted) without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, and the prior written consent of Landlord where such consent is required under the terms of the Master Lease. By way of illustration and not limitation, a reasonable basis for withholding consent to an assignment of this Sublease shall include, but not be limited to, the creditworthiness of the proposed assignee and ability of the proposed assignee to perform the obligations of Subtenant under this Sublease (after taking into consideration Subtenant’s creditworthiness and continuing liability hereunder). Any such assignment or subletting shall be subject to compliance with the terms and conditions of the Master Lease; provided, however, that the Sublease Consent shall not satisfy the Consent Condition unless it includes Landlord’s waiver of the right to terminate the Master Lease and recapture all or a portion of the Premises in lieu of approving an assignment of this Sublease or a further subletting by Subtenant.

9.2 As part of its request for Sublandlord’s consent to an assignment of this Sublease or a further subletting of the Premises, Subtenant shall provide Sublandlord and Landlord with all of the information required under Section 14(a) of the Master Lease, and such additional information as Sublandlord may reasonably request from Subtenant. Subtenant shall pay any costs of Landlord reimbursable by Sublandlord under the Master Lease, as well as Sublandlord’s reasonable out of pocket costs incurred in connection with the review of any request for consent to an assignment of this Sublease or a further subletting of the Premises. Without limitation, it is agreed that Sublandlord’s consent shall be deemed to have been reasonably withheld if Sublandlord is unable for any reason to obtain the consent of Landlord to the proposed assignment or further subletting as required under the Master Lease. Any attempted assignment of this Sublease or further subletting of the Premises in violation of this Section 9 shall at Sublandlord’s option, the attempted assignment or further subletting shall be void. Consent by Sublandlord to one or more assignments or sub-subleases shall not operate as a waiver of Landlord’s rights to approve any subsequent transfer of possession. In no event shall any assignment of this Sublease or further subletting of the Premises release or relieve Subtenant from any obligation under this Sublease.

9.3 In the event of any assignment of this Sublease or sub-sublease of all or any portion of the Premises (other than a permitted assignment or sublease as described in Section 14(g) of the Master Lease, as herein incorporated), Sublandlord shall be entitled to receive, as Additional Rent hereunder, fifty percent (50%) of the Excess Subletting Proceeds actually received by Subtenant as a consequence of such transaction (including amounts recoverable under California Civil Code Sections 1951.2 and 1951.4, but excluding any late charges, interest or other amounts attributable to the assignee or sub-subtenant’s failure to timely and fully perform its obligations under the assignment or sub-sublease). As used herein “Excess Subletting Proceeds” shall mean the rent or other sums actually received by Subtenant as consideration for the assignment of this Sublease or the sub-subletting of the Premises, or any portion thereof during the Sublease Term after reimbursement to Subtenant of: (i) any sums paid by Subtenant to Sublandlord with respect to the space so assigned or sub-sublet (excluding any late charges, interest or other amounts attributable to Subtenant’s failure to timely and fully perform its obligations under this Sublease); (ii) any usual and customary amounts reasonably and necessarily incurred by Subtenant to obtain, negotiate such transaction and/or perform its obligations with respect to such transaction, including without limitation, attorneys’ fees, brokerage commission, the cost of improvements constructed for the benefit of the assignee or sub-subtenant, the cost of providing services to the assignee and/or subtenant, etc, and (iii) the unamortized cost (calculated on a straight-line basis over the Sublease Term without interest) of any improvements and alterations installed in the Premises at the expense of Subtenant to the extent the same actually are used by the assignee or sub-subtenant.

10. APPLICABLE PROVISIONS OF MASTER LEASE

10.1 Subject to this Section 10.1 and Sections 10.2 and 10.3 below and the other express provisions of this Sublease, all terms and condition’s of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant thereunder, references in the Master Lease to “Lease” meant this Sublease and the term of such Master Lease was coextensive with the Sublease Term. In case of conflict between the incorporated provisions of the Master Lease and the remaining provisions of this Sublease, the latter shall control. The following provisions of the Master Lease are not incorporated as part of this Sublease:

(a) The Basic Lease Information is excluded, except that the references therein to “Premises”, “Property”, “Use” and ‘Tenant’s Percentage Share” are incorporated in this Sublease;

(b) The following provisions of the 28 page Net Lease are excluded: Section 2; Section 3; Section 4; Section 6; Section 7; the last sentence of Section 9(d); subpart (c) of Section 13(a); Section 14(a); Section 14(c); Section 15(b)(j) (other than the first clause on the first three lines, ending with the word “limitations”); Section 17; Section 18; Section 25; Section 27; Section 29; Section 35; Section 36 (except last sentence); and Section 39(m).

(c) Exhibit B, Exhibit C, and Exhibit E to the Master Lease.

10.2 (a) Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease.

(b) Where Landlord has covenanted under the Master Lease to perform repairs, maintenance and restoration work and to provide services (including, without limitation, Sections 10(a), 1 l(a) and 12, and Exhibit D “Rules & Regulations” of the Master Lease), Sublandlord shall, at Subtenant’s expense, exercise reasonable due diligence in attempting to cause Landlord to perform all of Landlord’s obligations under the Master Lease for the benefit of Subtenant In addition, if Landlord defaults in its obligations under the Master Lease including, without limitation, its duties to restore and to maintain the Premises and Building or to furnish services to the Premises and such default prevents or interferes with Subtenant’s use and enjoyment of the Premises, or increases Subtenant’s costs to occupy the Premises, Sublandlord authorizes Subtenant to deal directly with Landlord regarding such default. Furthermore, if Landlord’s default under the Master Lease interferes with the enjoyment of the Premises by Subtenant, Subtenant shall have the right to cure Landlord’s default to the extent such action is expressly authorized by the Sublease Consent. If Subtenant cures Landlord’s default, upon request by Subtenant, Sublandlord shall, at Subtenant’s expense, commence an action against Landlord to recover the reasonable costs of Subtenant’s curex insofar as such recovery is permitted under the Master Lease or the Sublease Consent or cooperate with Subtenant, at Subtenant’s expense, in any direct pursuit by Subtenant of recovery of such sums from the Landlord. The net proceeds of any judgment recovered from Landlord in such action shall be paid by Sublandlord to Subtenant within thirty (30) days after such judgment becomes final and unappealable.

(c) Sublandlord covenants not to commit or suffer any Unexcused Sublandlord Default. In the event of any Unexcused Sublandlord Default, Subtenant has the right to cure said default on behalf of Sublandlord. Any out-of-pocket costs reasonably incurred by Subtenant in curing any Unexcused Sublandlord Default together with interest thereon at the Default Rate from the date of the expenditure until paid (the “Master Lease Cure Costs”) shall be reimbursed by Sublandlord to Subtenant within thirty (30) days after Subtenant’s delivery of an invoice therefor (which shall be accompanied by reasonable supporting documentation). If not so reimbursed by Sublandlord, Subtenant may offset the Master Lease Cure Costs against payments of Rent next due hereunder; provided, however, that if Sublandlord notifies Subtenant within fifteen (15) days after receipt of Subtenant’s invoice that Sublandlord in good faith disputes either Subtenant’s incurring of the Master Lease Cure Costs or the amount thereof (and provides a written description of its good faith reasons for the dispute), Subtenant may not exercise any offset right unless and until Subtenant’s right to reimbursement of the Master Lease Cure Costs is determined by agreement of the parties or by a final judgment by a court of competent jurisdiction. If the court determines that Landlord did not dispute the invoice in accordance with this Agreement, then the amount of the offset shall bear interest from the date of Landlord’s dispute notice to the date of collection at the interest rate for late rent imposed by this Sublease.

(d) If the Master Lease terminates as a result of a default or breach of Sublandlord or Subtenant under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party to the extent of the direct damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublandlord any right to terminate the Master Lease, whether in the event of the partial or total damage destruction or condemnation of the Premises or the Property or Project or the Premises or otherwise, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder; provided, however, that so long as there exists no event of default by Subtenant under this Sublease beyond applicable notice and cure periods, Sublandlord shall not terminate, exercise any such right to terminate, or commit any acts or omissions that would entitle Landlord to terminate, the Master Lease except with the prior written consent of Subtenant, which may be withheld in Subtenant’s sole discretion.

10.3 Notwithstanding anything to the contrary herein, the incorporated provisions of the Master Lease are amended or qualified as follows:

(a) Subject to Section 6.6 above, Sublandlord shall not be liable under any circumstances for a loss of or injury to property, death of or injury to any person(s), or for interference with Subtenant’s business, lost profits or consequential damages, however occurring, incidental to any failure to furnish any utilities or services.

(b) Sublandlord shall have no responsibility to perform or provide (or to pay the cost of performing or providing) any services, utilities, maintenance, repair or improvement in or to the Property which is the Landlord’s obligation under the Master Lease or which is the obligation of Subtenant under the terms of this Sublease.

(c) Any non-liability, release, indemnity or hold harmless provision, and any provisions pertaining to waiver of subrogation rights and or the naming of a party under an insurance policy, in the Master Lease for the benefit of Landlord which are expressly incorporated herein by reference, shall be deemed to inure to the benefit of both Landlord and Sublandlord for the purpose of this Sublease.

(d) Wherever the Master Lease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration; provided, however, that (i) in no event shall the grace period or cure period for payments of Rent (if one is provided) be less than three (3) days; and (ii) if Landlord agrees in the Sublease Consent that Sublandlord may have a co-extensive grace or cure period under the Master Lease, the grace period or cure period for non-monetary obligations (if one is provided) shall not be less than ten (10) days after delivery of written notice of the default to Subtenant or such longer period that is reasonably required to complete such non-monetary cure, provided such cure is commenced within such ten (10) day period.

(e) To the extent incorporated herein, any right of Landlord for access or inspection under the Master Lease and any right of Landlord to do work in the Premises or in the Building or in on or under the Common Areas, shall be deemed to inure to the benefit of both Landlord and Sublandlord. Subtenant consents to and agrees to recognize: (A) any rights of Landlord under the Master Lease to gain access to or make inspection or investigation of the Premises or the Property; (B) any rights of Landlord under the Master Lease to do work in the Buildings or elsewhere on the Premises or the Property; and (C) any rights of Landlord under the Master Lease to make changes to the Property or to promulgate rules and regulations for the use thereof. Subtenant agrees that Landlord’s exercise of any such rights under the Master Lease shall not constitute an actual or constructive eviction of Subtenant, or give rise to any abatement of Rent or defense to Sublandlord’s full enforcement of this Sublease.

(f) Except as otherwise provided in this Section 10.3, the term “Landlord” shall be deemed to refer only to Landlord under the Master Lease, and not to Sublandlord, in the following incorporated provisions of the Master Lease: parenthetical of the fifth sentence and in the entire seventh sentence of Section 9(a); Section 10(a); Section 11; Section 12; Section 13(b); Section 13(d); Section 22(a); Section 23; Section 24; Section 28 (excepting the last sentence); and Exhibit D. However, Sublandlord shall be entitled to enforce the rules and regulations promulgated”by Landlord.

(g) Except as expressly provided in the Sublease or the Sublease Consent, with respect to any approval or consent required to be obtained from Landlord under the Master Lease, such approval or consent must be obtained from both Landlord and Sublandlord. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required from Landlord, and Landlord withholds or fails to give such approval or consent after commercially reasonable efforts by Sublandlord to obtain same.

(h) If any of the express provisions of this Sublease shall conflict with any of the provisions of the Master Lease incorporated herein by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If any incorporated provision of the Master Lease cross-references a provision of the Master Lease which is not incorporated in this Sublease, such cross-referenced Master Lease provision shall be disregarded except to the extent required for a fair and equitable interpretation of the incorporated Master Lease provision.

(i) Subtenant’s obligations to repair or maintain the Premises and to comply with applicable laws and to perform any other obligations under any incorporated provision of the Master Lease are subject to the terms and conditions of this Sublease and, shall not exceed the corresponding obligation of Sublandlord under the Master Lease.

(j) All Alterations and trade fixtures and personal property installed in the Premises at Subtenant’s expense (“Subtenant’s Property”) shall at all times remain Subtenant’s property and Subtenant shall be entitled to all depreciation, amortization and other tax benefits with respect to Subtenant’s Property. At any time Subtenant may remove Subtenant’s Property from the Premises, provided Subtenant repairs all damage caused by such removal. Sublandlord shall have no lien or other interest whatsoever in any item of Subtenant’s Property, or any portion thereof or interest therein, located in the Premises or elsewhere, and Sublandlord hereby waives all such liens and interests. Within thirty (30) days following Subtenant’s request, Sublandlord shall execute documents in form reasonably acceptable to ‘ Subtenant to evidence Sublandlord’s waiver of any right, title, lien or interest in Subtenant’s Property located in the Premises (excluding, however, the Furniture and Equipment). As a condition precedent to Sublandlord’s obligation under the preceding sentence, Subtenant shall reimburse Sublandlord for all reasonable attorneys’ fees incurred by Sublandlord in connection with the delivery of any such documents as Subtenant may request.

(k) If any overpayment of Taxes and Operating Expenses by Subtenant to Sublandlord is reimbursable to Subtenant after the termination of this Sublease in accordance with Section 5(c) of the Master Lease (incorporated herein), the same shall be reimbursed promptly and directly by Sublandlord to Subtenant. Likewise, if any underpayment of Taxes and Operating Expenses by Subtenant to Sublandlord is reimbursable to Sublandlord after the termination of this Sublease in accordance with Section 5(c) of the Master Lease (incorporated herein), the same shall be reimbursed promptly and directly by Subtenant to Sublandlord.

(l) Notwithstanding Section 8(d) of the Master Lease, Subtenant shall be entitled to use the types and quantities of Hazardous Materials identified in Exhibit 1 to the Sublease Consent and such other materials as are permitted by the Master Lease (as modified by the Sublease Consent) and approved by Sublandlord, which approval shall not be unreasonably withheld, provided Subtenant complies with the other provisions of such Section 8(d).

(m) Subtenant shall maintain, at its sole cost, a full replacement cost, special extended coverage casualty insurance policy (the “Improvements Policy”), insuring all alterations, improvements and other property located in the Premises on the Commencement Date which are not covered by the insurance Landlord is required to maintain under Section 13 of the Master Lease (the “Pre-Existing Improvements”) and all Alterations installed by Subtenant from time to time, at its expense, in the Premises (the “Subtenant’s Alterations”) against the perils typically covered by such policies, in such form and with such carriers as Subtenant and Sublandlord shall jointly approve, which approvals shall not be unreasonably withheld. With respect to the Pre-Existing Improvements, the replacement cost for purposes of this Section 10.3(m) is stipulated to be $5,000,000, or such other reasonable determination of the value of the Pre-Existing Improvements as Sublandlord may notify Subtenant in writing, which writing shall be effective as against Subtenant, only as of the next succeeding renewal of the Improvements Policy by Subtenant. If the Premises are damaged or destroyed such that the Master Lease and this Sublease terminate as a consequence thereof, that portion of the proceeds payable under the Improvements Policy for loss of the Pre-Existing Improvements (inclusive of any deductible amount, which Subtenant shall pay) shall first be paid to Sublandlord and the remainder of the proceeds shall be paid to Subtenant. If the Premises are damaged or destroyed and both the Master Lease and this Sublease remain in effect despite such damage or destruction, then the proceeds of the Improvements Policy shall be disbursed to Subtenant, first for restoration of the Pre-Existing Improvements and only to the extent not needed for restoration of the Pre-Existing Improvements, for restoration of the Subtenant’s Alterations. Neither Subtenant nor Sublandlord shall be required to expend funds in excess of the proceeds of the

Improvements Policy for restoration of the Pre-Existing Improvements (except that Subtenant shall pay any deductible under such Improvements Policy) and, if the proceeds of the Improvements Policy payable for restoration of the Pre-Existing Improvements (inclusive of the deductible to be paid by Subtenant) plus any funds Sublandlord elects, in its discretion, to contribute to the restoration are not sufficient to restore the Pre-Existing Improvements to the condition existing immediately prior to the casualty, then Subtenant may terminate this Sublease by delivering written notice of the termination to Sublandlord. Subject only to Subtenant’s duty to carry the Improvements Policy and allow the disbursement of the proceeds of such policy or to repair the Pre-Existing Improvements in accordance with this Section, Subtenant shall have no liability to Sublandlord with respect to and Sublandlord hereby waives all claims, liabilities, costs and expenses arising out of the loss of any Pre-Existing Improvements due to any peril insured against under the Improvements Policy. Under no circumstances will Subtenant be liable for the failure of the insurer under such policy to pay any claim. The Improvements Policy shall be modified, waived, terminated or substituted only following twenty (20) days prior written notice to the Sublandlord and in accordance with this Section.

(n) Notwithstanding anything to the contrary ill Section 12 of the Master Lease, to the extent permitted by the Sublease Consent, Subtenant shall be entitled to all compensation payable to Subtenant with respect to any taking or severance of Subtenant’s Property and moving cost in the event of any condemnation of the Premises and to any award for any temporary taking of the Premises during the term of this Sublease

(o) Subtenant shall rights to exterior signage as provided in the Sublease Consent. Prior to the Commencement Date, at its cost, Sublandlord shall remove all of its signage on the Premises and repair all damage caused by such removal.

(p) The provisions of Section 22 of the Master Lease shall apply only to interests created by Landlord, and Sublandlord shall not encumber this Sublease or the Premises, or any portion thereof, during the Sublease Term.

(q) To the extent Landlord agrees in the Sublease Consent to exclude certain items from Taxes and Operating Expenses recoverable from Sublandlord under the Master Lease, Sublandlord shall recognize such exclusions in enforcing Subtenant’s obligation to Pay Taxes and Operating Expenses under this Sublease. Sublandlord shall not add or incorporate into the Operating Expenses and Taxes payable by Subtenant under this Sublease, any amount not reimbursable during the term of this Sublease by Sublandlord to Landlord under the Master Lease.

10.4 The parties acknowledge that Sublandlord’s ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Landlord’s obligations under the Master Lease. The parties further acknowledge that, except for Sublandlord’s obligations to use reasonable efforts to cause Landlord to perform its obligations under the Master Lease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord’s obligations under this Sublease, nor shall such breach diminish Sublandlord’s rights hereunder, where the same is caused by or attributable to the failure of Landlord to perform its obligations under the Master Lease.

10.5 Subtenant shall procure and maintain policies of insurance covering liability, and casualty covering Subtenant’s trade fixtures, machinery, equipment, furniture and furnishing in the Premises. Subtenant shall provide Sublandlord with evidence of such insurance upon request.

10.6 Landlord under the Master Lease shall be served any and all notices of default by Sublandlord against Subtenant or by Subtenant against Sublandlord in the manner provided for service of such notice under the Master Lease.

11. INDEMNITY AND MUTUAL WAIVER OF SUBROGATION RIGHTS

11.1 Subject to Sections 11.2,11.3 and 15.2 below, Sublandlord shall indemnify, defend, and hold harmless Subtenant from all damages, liabilities, claims, judgments, actions, attorneys’ fees, consultants’ fees, costs and expenses (“Claims”) to the extent arising from (i) the gross negligence or willful misconduct of Sublandlord or Sublandlord’s officers, directors, agents, contractors or employees or invitees (“Sublandlord’s Affiliates”) occurring on or about the Premises during the Sublease Term, or (ii) the breach by Sublandlord of its express obligations, representations or warranties under this Sublease.

11.2 Subject to Section 11.1 above and Section 11.3 below, Subtenant shall indemnify, defend, and hold harmless Sublandlord from all Claims to the extent arising from (i) any cause other than the gross negligence or willful misconduct of Sublandlord or Sublandlord’s Affiliates, or (ii) the violation by Subtenant or Subtenants’ successors and assigns, and their respective officers, directors, agents, contractors, employees or invitees on or about the Premises (“Subtenant’s Affiliates”) of any Legal Requirements applicable to their activities or operations on or about the Premises, or (iii) the breach by Subtenant of its express obligations under this Sublease.

11.3 Notwithstanding Sections 11.1 and 11.2 above and any other provision of this Sublease to the contrary, whenever (i) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Sublease, or anyone claiming by, through, or under it in connection with the Premises, and (ii) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Sublease to be so insured, then the party so insured (or so required to be insured) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required), and waives any right of subrogation which might otherwise exist in or occur to any person on account thereof.

12. BROKER PARTICIPATION

Sublandlord warrants and represents that it has dealt with no real estate broker in conjunction with this Sublease other than Jones Lang LaSalle and Colliers International (collectively, “Sublandlord’s Brokers”). Subtenant warrants and represents that it has dealt with no real estate broker in conjunction with this Sublease other than CB Richard Ellis (“Subtenant’s Broker”). Sublandlord shall pay and be responsible for the commission due to Sublandlord’s Brokers and the Subtenant’s Broker pursuant to a separate agreement between Sublandlord and Sublandlord’s Brokers. Sublandlord and Subtenant each warrants and represents to the other that no other brokers are entitled to any commission on account of this Sublease, and each agrees to hold the other harmless from and against any and all costs (including reasonable attorneys’ fees), expenses or liability for any compensation, commission and charges claimed by any broker other than those identified in this Section 12, through such party with respect to this Sublease.

13. ATTORNEYS’ FEES

13.1 If Sublandlord Or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees, in addition to all other proper relief.

13.2 Subtenant shall pay Sublandlord’s reasonable attorneys’ fees incurred in connection with Subtenant’s request for Sublandlord’s consent or approval under any provision of this Sublease up to an aggregate total of $1,000 per consent, and also shall reimburse Sublandlord for amounts payable by Sublandlord under the Master Lease in connection with seeking any corresponding consent or approval of Landlord as may be required under the Master Lease.

14. NOTICES

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Sublandlord to Subtenant shall be sent by (i) United States Mail, certified or registered, postage prepaid with return receipt requested, or (ii) by nationally recognized overnight courier service providing receipted delivery, addressed in either case to Subtenant at the Premises, or to such other place as Subtenant may from time to time designate by notice to Sublandlord. All notices and demands by Subtenant to Sublandlord shall be sent by (i) United States Mail, certified or registered, postage prepaid with return receipt requested, or (ii) by nationally recognized overnight courier service providing receipted delivery, addressed to Sublandlord at the address set forth herein, and to such other person or place as Sublandlord may from time to time designate by notice to Subtenant. Any notice sent by United States Mail shall be deemed delivered on the date of delivery or rejection as shown on the return receipt or, in the absence of such date, on the third business day following the deposit thereof with the United States Postage Service. Any notice sent by overnight courier service shall be deemed delivered on the delivery date as shown in the regularly maintained business records of such courier service.

To Sublandlord:	Sybase, Inc.
One Sybase Drive
Dublin, California 94568
Attention: Real Estate Manager

with a copy to:	Sybase, Inc.
561 Virginia Road
Concord, Massachusetts 01742
Attention: Real Estate Legal Counsel

To Subtenant:	Thermage, Inc.

Before the Commencement Date:
4058 Point Eden Way
Hayward, California 94545
Attention: Legal Department

On and after the Commencement Date:
25881 Industrial Blvd.
Hayward, California 94545
Attention: Legal Department

with a copy to:
Wilson Sonsini Goodrich & Rosati PC
650 Page Mill Road
Palo Alto, California 94304
Attention: RE/Env Dept. (DSS)

15. QUIET ENJOYMENT

This Sublease is subject and subordinate to the Master Lease. Sublandlord shall have no liability to Subtenant if this Sublease is extinguished by termination of the Master Lease for any reason other than an Unexcused Sublandlord Default. Moreover, where this Sublease is extinguished by a termination of the Master Lease due solely to an Unexcused Sublandlord Default, Subtenant shall be entitled to recover from Sublandlord only Subtenant’s reasonably unavoidable actual and direct damages (including, without limitation, loss of use of or injury to permanent improvements to the Premises made at Subtenant’s expense), but Subtenant shall not be entitled to recover any lost profits, consequential or indirect damages, punitive or exemplary damages founded on any tort or extra-contractual theories. Subtenant and Sublandlord, on behalf of themselves and their respective Affiliates hereby waives and relinquishes all rights and remedies arising at law or in equity which in any way conflict with the limitations on their rights and remedies in this Section 15 or elsewhere in this Sublease.

16. CONSENT BY LANDLORD

16.1 Although this Sublease is a presently effective and binding contract as of the Sublease Date, the creation and conveyance of any subleasehold estate or other interest in or to the Premises or the Property pursuant to this Sublease is expressly conditioned upon procuring the written consent of Landlord to this Sublease in accordance with the terms of the Master Lease (the “Sublease Consent”) on or before the 30th day after the Sublease Date, which Sublease Consent shall be in the form attached as Exhibit C to this Sublease or such other form as Sublandlord, Subtenant, and the Landlord may in their sole discretion approve. In case of conflict between the express provisions of this Sublease and the express provisions of the Sublease Consent, the latter shall control.

16.2 The requirement of Landlord’s execution and delivery of the Sublease Consent is referred to herein as the “Consent Condition.” Sublandlord and Subtenant shall cooperate with each other in attempting to satisfy the Consent Condition (without any obligation to agree to any change in the Sublease Consent from the form attached as Exhibit C to this Sublease). However, Subtenant acknowledges that Landlord has the option to terminate the Master Lease in lieu of approving this Sublease, and neither Sublandlord nor Landlord shall have any liability to Subtenant if Landlord exercises such termination option.

16.3 If the Consent Condition is not satisfied within thirty (30) days after the Sublease Date, or if Landlord exercises its recapture rights under the Master Lease and terminates the Master Lease, this Sublease shall terminate upon the delivery of written notice by either Sublandlord or Subtenant to the other. If this Sublease is so terminated: (i) all consideration previously paid by Subtenant to Sublandlord on account of this Sublease shall be returned to Subtenant; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease.

17. APPROVALS & EXPENDITURES

17.1 All requests for Sublandlord’s designation, approval, review, or consent pursuant to this Sublease shall be delivered by Subtenant to Robert Hansen or such other person as Sublandlord may designated as its representative by at least ten (10) days prior written notice to Subtenant (the “Sublandlord’s Representative”). If both Landlord’s and Sublandlord’s consents are required for any action by Subtenant, except as expressly provided to the contrary in this Sublease, Sublandlord’s consent shall be deemed given if Landlord’s consent is obtained and no written notice of the disapproval is delivered by Sublandlord to Subtenant within five (5) business days following delivery by Subtenant to Sublandlord of a written request for such approval (which request must include a statement to the effect that failure to provide written notice of disapproval within such five (5) business day period shall be deemed approval by Sublandlord).

17.2 Any expenditure by a party permitted or required under this Sublease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the lesser of the out-of-pocket cost thereof or the fair market value of the action performed or service provided and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

18. ENTIRE AGREEMENT

This Sublease (including all Exhibits hereto and all Schedules thereto which are incorporated and made a part hereof by this reference) represents the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior communications concerning the subject matter, and may not be amended except in writing signed by both parties’ authorized officers.

(No further text on this page)

(Signature page follows)

IN WITNESS WHEREOF, and with the express intention of being bound hereby, the parties have, by their duly authorized corporate officers, executed this Sublease on the dates set forth below.

SUBLANDLORD:

iANYWHERE SOLUTIONS, INC., a Delaware corporation and successor in interest to AvantGo, Inc.

By:	/s/ Peter VanderVorst

Name:	Peter VanderVorst

Title:	VP and CFO

Date:	9/10/04

By:	/s/ Scott Irey

Name:	Scott Irey

Title:	VP and Treasurer

Date:	9/10/04

SUBTENANT:

THERMAGE, INC., a California corporation

By:	/s/ Bob Byrnes

Name:	Bob Byrnes

Title:	CEO

Date:	9/7/04

By:	/s/ Doug W. Heigel

Name:	Doug W. Heigel

Title:	V.P. Operations

Date:	9/7/2004

EXHIBIT A

MASTER LEASE

NET LEASE

BASIC LEASE INFORMATION

DATE:	March 31, 2000

LANDLORD:	The Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

TENANT:	AvantGo, Inc., a Delaware corporation

PREMISES:	The entire rentable area of the building located at 25901 Industrial Blvd., Hayward, California (“Building E”), and the entire rentable area of the building located at 25881 Industrial Blvd., Hayward, California (“Building F”), each as shown on Exhibit A attached hereto. Landlord and Tenant stipulate that for all purposes of this Lease the Building E Premises contains 36,932 rentable square feet and the Building F Premises contains 51,449 rentable square feet

PROPERTY:	Mt. Eden Business Park, Hayward, California

USE:	General office, administrative, light manufacturing and warehousing purposes

TERM:	Approximately seven (7) years

ESTIMATED COMMENCEMENT DATE:	August 1, 2000

INITIAL BASE RENT:	$141,410.00 ($1.60 per rentable sq. ft. per month)

TENANT’S PERCENTAGE SHARE:	100% (Building E Premises) 100% (Building F Premises)

SECURITY DEPOSIT:	$3,250,000.00 Letter of Credit

BROKERS:	Colliers Perish International Inc. (representing Landlord) Cornish & Carey Commercial (representing Tenant)

ADDRESS FOR NOTICES	Landlord	The Multi-Employer Property Trust c/o Riggs & Company 808 17th Street N.W. Washington, D.C. 20006 Attn: Patrick O. Mayberry

	Tenant:	AvantGo, Inc. 1700 South Amphlett Blvd., Suite 300 San Mateo, CA 94402

After Commencement Date:		To Tenant at the Premises, Attn: Tom Hunter

LANDLORD’S CONTRIBUTION TO TENANT IMPROVEMENTS:	$2,209,525.00

LANDLORD INITIALS:	MAM TENANT’S INITIALS: TM

EXHIBIT “A”:	Premises Designation
EXHIBIT “A-1”:	Property Site Plan
EXHIBIT “B”:	Tenant Improvements
EXHIBIT “C”:	Commencement Date Memorandum
EXHIBIT “D”:	Rules and Regulations
EXHIBIT “E”:	Form of Tenant Estoppel Certificate

-i-

NET LEASE

THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information or as otherwise defined in this Lease.

1. Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information (as shown on Exhibit A), together with the right in common to use the Common Areas. The Common Areas shall mean the areas and facilities within the land shown on Exhibit A-1 (the “Land”) and within all buildings and improvements now or hereafter located on the Land, in each case to the extent provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g., restrooms; janitorial, telephone and electrical closets; sidewalks; driveways, public lobbies, entrances and stairs; and unreserved parking areas). So long as the entire rentable area of any building on the Land is contained in the Premises, such building shall not have any Common Areas. The Common Areas shall including the Cultural Center delineated on Exhibit A-1 (the “Cultural Center”); provided, however, that Landlord may from time to time prescribe rules and regulations for use of and access to the Cultural Center by Tenant and other tenants of the Property. Without limitation of the provisions of any such rules and regulations, Tenant acknowledges that (i) no tenant of the Property (including Tenant) shall have exclusive rights to use the Cultural Center, (ii) some or all of the tenants of the Property (including Tenant) may be excluded from use of the Cultural Center from time to time to accommodate use of the Cultural Center for special events, (iii) access to the Cultural Center shall be restricted by means of a locked gate or other apparatus after normal business hours, as prescribed from time to time by Landlord. Landlord reserves the right to make changes to the Common Areas. Building E and Building F are each referred to herein as a “Building” and are collectively referred to herein as the “Buildings”. The Buildings and such other buildings and improvements now or hereafter located on the Land, together with the Land and the Common Areas, are collectively referred to in this Lease as the “Property” or the “Real Property”.

2.Term.

a. Lease Term. The term of this Lease (the “Term”) shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall end on the date (the “Expiration Date”) that is the last day of the calendar month in which occurs the seventh (7th) annual anniversary of the Commencement Date. Tenant acknowledges that on the Commencement Date, the Term, and Tenant’s obligation to pay Base Rent and Operating Expenses pursuant to Sections 4 and 5, respectively, shall commence as to the entire Premises, notwithstanding that the Tenant Improvements in the Building E Premises shall not have been Substantially Completed by such date and that Tenant is unable to use the Building E Premises for the conduct of its business by such date.

b. Commencement Date. The “Commencement Date” of this Lease shall be the earliest to occur of the following: (i) the date that the Tenant Improvements (as defined in Exhibit B attached hereto) in the Building F Premises have been Substantially Completed and Landlord provides written notice thereof to Tenant; (ii) the date Tenant occupies the Building F Premises or the Building E Premises or any portion of either for the conduct of business; or (iii) the date the Commencement Date would have occurred but for Tenant Delay. For all purposes of this Lease, Tenant shall be deemed to have taken occupancy of the entire Premises upon the Commencement Date.

“Substantial Completion of the Tenant Improvements” shall be deemed to have occurred when the Tenant Improvements have been completed in accordance with the Final Plans (as defined in Exhibit B), subject only to the completion or correction of Punch List Items. Tenant shall be responsible, at its sole cost and expense, for obtaining any permits required by reason of Tenant’s particular use of the Premises (including, without limitation, permits for any Hazardous Materials used in connection therewith) (collectively, the “Special Use Permits”), and in no event shall Substantial Completion of the Tenant Improvements require that the Special Use Permits have been obtained. “Punch List Items” shall mean incomplete or defective work or materials in the Tenant Improvements which do not materially impair Tenant’s use of the Premises for the conduct of Tenant’s business therein. “Tenant Delay” means any delay in completion of the Tenant Improvements caused or requested by Tenant, including any such delay caused by (I) any Changes (as defined in Exhibit B attached hereto) to the Tenant Improvements requested by Tenant (including any proposed Changes that are not ultimately approved or made), (II) Tenant’s interference with the construction of the Tenant Improvements (including any early entry into the Premises, whether or not approved by Landlord), (III) Tenant’s failure to promptly respond to inquiries regarding the construction of the Tenant Improvements or to promptly make any selection of materials, finishes or colors, (IV) Tenant’s failure to approve or reasonably disapprove any plans or specifications or costs or budgets or other items within the time period set forth on Exhibit B for the same, (V) Tenant’s failure to furnish any information to Landlord within the time period set forth on Exhibit B for the same, (VI) Tenant’s request that the Tenant Improvements include special materials, finishes or installations or other so-called “long lead” items, or (VII) the Special Use Permits, or any requirement that the same be obtained.

Landlord shall endeavor in good faith to notify Tenant in writing of any Tenant Delay (identifying the nature of the Tenant Delay) as soon as reasonably practicable after Landlord becomes actually aware of such Tenant Delay, together with Landlord’s then good faith estimate of the probable duration of such Tenant Delay.

c. Premises Not Delivered. If, for any reason, `the Commencement Date does not occur by the Estimated Commencement Date, the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease, and Landlord shall not be subject to any liability. Notwithstanding the foregoing, in the event that the Commencement Date does not occur by December 1, 2000, as such date shall be extended for delays caused by Tenant Delay or Force Majeure (such date, as so extended, the “Trigger Date”), then Tenant shall have the right to terminate this Lease (as to all of the Premises only) by notice to Landlord given, if at all, within ten (10) days after the Trigger Date. For purposes of this Lease, “Force Majeure” shall mean strikes, lock-outs, labor disputes, shortages of material or labor, fire, earthquake, flood or casualty, acts of God or any other cause (other than financial inability) beyond the reasonable control of Landlord.

d. Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the Commencement Date and the Expiration Date.

e. Early Entry. If Tenant is permitted by Landlord to enter the Premises prior to the Commencement Date for the purpose of fixturing or any purpose other than the conduct of Tenant’s business, the entry shall be subject to all the terms and provisions of this Lease, except that Tenant’s obligation to pay Base Rent and Operating Expenses shall not commence until the Commencement Date. Without limitation, in no event will Landlord consent to such early access if Landlord shall reasonably determine that the same might delay or interfere with Landlord’s construction of the Tenant Improvements, or increase the cost of the Tenant Improvements.

3. Rent. As used in this Lease, the term “Rent” shall include: (i) the Base Rent; (ii) Operating Expenses payable by Tenant pursuant to Section 5 below; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Base Rent is not paid by Tenant by the fifth (5th) day of the month, or if any payment of Operating Expenses or any other amount payable by Tenant is not paid within five (5) days of the due date thereof, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent amount, in addition to the amount of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Base Rent, Operating Expenses or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate (“Interest Rate”) which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law.

4. Base Rent.

a. Initial Base Rent. Commencing on the Commencement Date, and thereafter on the first date of each calendar month of the Term, Tenant shall pay monthly base rent (“Base Rent”) for the entire Premises to Landlord (or other entity designated by Landlord), in advance, at Landlord’s address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The initial Base Rent shall be the amount set forth in the Basic Lease Information. Base Rent payable hereunder for the first full calendar month after Tenant’s obligation to pay Base Rent commences shall be paid upon Tenant’s execution of this Lease.

b. Base Rent Adjustment. Effective as of each annual anniversary of the Commencement Date, the Base Rent payable by Tenant for the Premises shall increase to one-hundred four percent (104%) of the Base Rent then in effect for the Premises (without taking into account any temporary rental abatements then in effect).

5. Operating Expenses.

a. Operating Expenses. Tenant shall pay Tenant’s Percentage Share of Operating Expenses incurred by Landlord during each calendar year falling in whole or in part during the Term.

b. Operating Expenses. The term “Operating Expenses” shall include all reasonable expenses and costs of every kind and nature, except as provided in the next paragraph, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, administration, maintenance, repair and operation of the Premises, the Buildings, the Common Areas, and the balance of the Property, to the extent allocable, as reasonably determined by Landlord, to the Buildings in which the Premises is located. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Real Property, including Real Property Taxes (as defined in Section 5.d); (ii) premiums for insurance relating to the Real Property, including as set forth in Sections 13.b., 13.d. and 13.i., and insurance deductibles paid by Landlord; (iii) wages, salaries, bonuses and expenses and benefits (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits, and costs of uniforms) of all on-site and off-site employees of Landlord or its agents, at the rank of property manager or below, engaged in operation, management, administration, maintenance, repair and security of the Real Property, including, without limitation, administrative, management and accounting personnel and the individual(s) responsible for management of the Property, and payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (iv) costs of all supplies, materials and equipment rentals use din operations; (v) all maintenance, janitorial, security and service costs; (vi) a management fee not to exceed 5% of all gross revenues from the Real Property, including revenues attributable to Tenant’s and other tenants’ payment of Operating Expenses; (vii) legal and accounting expenses, including the costs of audits by certified public accountants; (viii) all repair, painting and maintenance costs relating to the Real Property and its Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, driveways and Building exteriors; (ix) all charges for heat, water, gas, steam, fuel, electricity and other utilities used or consumed in the Buildings and Common Areas; (x) costs of repairs, replacements, and general maintenance to and of the Building Systems and the Base Building Components (as such terms are defined in Sections 9.a. and 10.a.; respectively, below); (xi) the costs of capital improvements, capital replacements, capital repairs, capital equipment, and capital tools and devices installed or paid for by Landlord and intended to reduce other Operating Expenses or required to comply with Legal Requirements (as defined in Section 8.c. below) or intended for the protection of the health and safety of the occupants of the Property; and (xii) Landlord’s costs of maintaining the Cultural Center, which costs shall be deemed, for purposes of this Lease, the sum of $60,000.00, as such sum shall be increased on January 30, 1999 and each January 30th thereafter (each, an “Adjustment Date”), by the percentage increase in the Index over the one (1) year period ending on the date on which the Index is published in the month immediately preceding the Adjustment Date. With respect to any costs included in Operating Expenses under clause (x) which are capital expenditures, as determined by Landlord in accordance with generally accepted accounting principles consistently applied, and with respect to the costs of items included in Operating Expenses under clause (xi), such costs shall be amortized over a period determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the Treasury Rate charged a the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of acquiring or constructing such item, but in either case not more than the maximum rate permitted by law at the time such item is acquired or constructed. As used herein, “Treasury Rate” means the six-month United States treasury bill rate in effect from time to time by the San Francisco Main Office of Bank of America, NA (or any successor bank thereto), or if there is no such rate, the rate quoted by such bank in pricing ninety day commercial loans to substantial commercial borrowers.

The term “Index” as used herein shall mean the Consumer Price Index for All Urban Consumers (1982-84=100) San Francisco-Oakland-San Jose, California, All Items, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish the above Index, or if the above Index is otherwise renamed, discontinued or superseded, the parties agree that the Bureau of Labor Statistics or any successor governmental agency thereto will be the sole judge of the comparability of successive indexes, but if no succeeding index is published, the calculations under this Lease based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord.

Operating Expenses shall not include the following: (i) depreciation on Buildings or other buildings located on the Land, or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys’ fees and expenses incurred in connection with lease negotiations or disputes with past, current or prospective Building tenants; (v) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Buildings or other buildings located on the Land to be demised to tenants; (vi) advertising expenses; (vii) costs reimbursed by insurance proceeds; (viii) real estate broker’s or other leasing commissions; or (ix) costs allocable to the Common Areas in any of the buildings on the Land in which no portion of the Premises is located.

The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and/or expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this Section 5.b.

c. Monthly Increments; Adjustment. Promptly following the commencement of the Term and prior to the commencement of each subsequent calendar year (or as soon thereafter as practicable), Landlord shall estimate the Operating Expenses payable by Tenant for such calendar year pursuant to this Section. Tenant shall pay to Landlord, on the first day of each month, in advance, one-twelfth (1/12) of Landlord’s estimated amount. If at any time during the course of the year Landlord determines that the Operating Expenses payable by Tenant will vary from the then estimated amount, by notice to Tenant Landlord may revise the amount payable by Tenant during the balance of the calendar year such that the total estimated additional amount due from Tenant for such calendar year is paid by Tenant during the balance of the calendar year in equal monthly amounts. Within ninety (90) days (or as soon thereafter as practicable) after the close of each calendar year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord’s annual statement shall be final and binding upon Landlord and Tenant unless, within ninety (90) days after delivery thereof to Tenant, Landlord shall revise or Tenant shall contest any item therein by written notice to the other, specifying each item revised or contested and the reason therefor. Notwithstanding the foregoing, the Real Property Taxes included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Real Property Taxes affecting the calculation of Operating Expenses. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment against Tenant’s next payments due under this Section 5. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s statement. If the rentable area of either Building is not fully occupied during any calendar year, Operating Expenses for such calendar year for such Building shall be adjusted to equal Landlord’s reasonable estimate of the Operating Expenses which would have been incurred during such calendar year if the total rentable area of such Building were occupied.

d. Definition of Real Property Taxes. The term “Real Property Taxes” shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Buildings and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Buildings or Property or become payable during the Term.

e. Acknowledgement of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the invention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

f. Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations (as defined in Section 9.a. below) of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant’s personal property, equipment, furniture or fixtures (collectively, “Personal Property”) in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord. Tenant recognizes that pursuant to Section 107.6 of the California Revenue and Taxation Code Tenant’s possesory interest under this Lease may be subject to property taxation based on the full case value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code.

g. Fiscal Year. Landlord shall have the right to account and bill for Operating Expenses on the basis of a fiscal year, rather than a calendar year as set forth above, and to revise such fiscal year from time to time, provided that Landlord follows generally accepted accounting principles consistently applied in connection therewith.

h. Net Lease. This shall be a Net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as expressly herein provided. The ;provisions for Tenant’s payment of Tenant’s Percentage Share of Operating Expenses are intended to pass on to Tenant and reimburse Landlord for Tenant’s Percentage Share of all costs and expenses associated with the Real Property, except as expressly provided in this Lease.

i. Tenant’s Audit Right. Tenant shall have the right to cause a reputable nationally recognized accounting firm to audit Landlord’s books and records pertaining to Operating Expenses for the immediately prior calendar year, provided that Tenant notifies Landlord in writing of Tenant’s intention to exercise such audit right within ninety (90) days after receipt of the relevant annual statement described in Section 5.c., actually begins such audit within thirty (30) days after such notice form Tenant (but in no event earlier than ten (10) Business Days (as defined below) after such notice) and diligently pursues such audit to completion. Landlord agrees to make available to Tenant’s auditors, at the Buildings or at Landlord’s office in the State of California, the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord’s location. Tenant shall promptly deliver to Landlord a copy of the report or other documentation prepared by Tenant’s auditors upon completion of the audit. Tenant shall bear all costs of such audit, except that, if the audit (as conducted and certified by Tenant’s nationally recognized accounting firm) shows an aggregate overstatement of Operating Expenses of more than five percent (5%), and Landlord’s auditors concur in such findings (or, in the absence of such concurrence, such overstatement is ultimately confirmed by dispute resolution), then Landlord shall bear Tenant’s costs of the audit, such payment to be made by Landlord within thirty (30) days of Landlord’s receipt of the invoice (with reasonably satisfactory supporting documentation) for such costs. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed. As sued in this Lease, a “Business Day” is Monday through Friday, excluding state or federal holidays.

6. Proration of Rent. If the Commencement Date is not the first day of a calendar month, or if the Term is not the last day of a calendar month, Base Rent payable by Tenant pursuant to Section 4, and Operating Expenses payable by Tenant pursuant to Section 5, shall be prorated on an daily basis (based upon a thirty (30) day month) for such fractional month. If any date on which Base Rent is to be adjusted hereunder is not the first day of a calendar month, Base Rent payable by Tenant pursuant to Section 4 for such calendar month shall be prorated on a daily basis (based on the number of days in such month) to take into account the differing Base Rent rates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.c. which are to be performed after the termination.

7. Tenant Improvements. Landlord agrees to construct within the Premises certain improvements to the Premises (“Tenant Improvements”) pursuant to the terms of Exhibit B. Subject to completion of the Tenant Improvements, if any, and to Landlord’s obligations set forth below in this Section 7, the Premises shall be delivered to Tenant in its then “as-is” condition, and Landlord shall not have any obligation to make or pay for any alterations, additions, improvements or repairs to prepare the Premises for Tenant’s occupancy. The foregoing is not intended to diminish Landlord’s repair and maintenance obligations pursuant to other provisions of this Lease. Within fifteen (15) days after Substantial Completion of the Tenant Improvements, but prior to Tenant moving any of its furniture, fixtures or equipment into the Premises, upon either party’s request Landlord and Tenant shall together conduct an inspection of the Premises and prepare a list of the Punch List Items any items of the Tenant Improvements that are not in conformity with the Tenant Improvements as required by the terms of this Lease. Landlord shall use its good faith efforts to correct all such items within a reasonable period of time following preparation of such list. During the term of this Lease, Landlord shall use its good faith efforts to enforce any warranty claims with respect to the construction of the Tenant Improvements.

8. Use of the Premises.

a. Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use or purpose. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Buildings or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibration to emanate from the Premises, and no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be use din or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Tenant agrees not to employ any person, entity or contractor for any Alterations in the Premises or for moving Tenant’s equipment and furnishings in, out or around the Premises whose presence may give rise to a labor or other disturbance in a Building or the balance of the Property and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

b. Rules and Regulations; CC&R’s. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit D, as the same may be modified from time to time by Landlord upon prior notice to Tenant (the “Rules”). In addition, Tenant shall comply with any covenants, conditions and restrictions (“CC&R’s”) applicable to the Real Property, and all rules, regulations and restrictions imposed by any association formed pursuant to the CC&R’s, in each case to the extent Landlord has delivered a copy thereof to Tenant and the same are not in conflict with the provisions of this Lease.

c. Compliance. Tenant shall not permit the Premises to be used in violation of or in conflict with, and at its sole cost and expense shall promptly comply with, all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (all of the foregoing, collectively, “Legal Requirements”), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, and Tenant shall perform all work to the Premises and other portions of the Real Property required to effect such compliance (or, at Landlord’s election, Landlord may perform such work at Tenant’s expense). Notwithstanding the foregoing, Tenant’s foregoing compliance obligations shall not include any obligations necessitated by Landlord’s failure to complete the Tenant Improvements in accordance with all applicable Legal Requirements or by the failure of the Base Building Components to be in compliance with all applicable Legal Requirements as of the Commencement Date. The Judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord or Tenant.

d. Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, “Tenant Parties”), except that Tenant shall be permitted to use in the Premises in a normal and customary manner normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Upon Landlord’s request from time to time, Tenant shall provide to Landlord a complete written inventory of all Hazardous Materials which Tenant anticipates using or storing on, or discharging from, the Premises along with copies of all reports, permits and business plans filed with any federal, state, local or other governmental agency. Tenant shall update the inventory as frequently as required to reflect any material changes to the items required to be disclosed therein. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Section 13.a. below), harmless from and against all Claims (as defined in Section 13.a. below), arising out of or in connection with, or otherwise relating to (i) any handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant’s foregoing indemnity shall not apply to the extent of Claims arising solely by reason of Hazardous Materials conditions existing upon the Premises or the Real Property as of the date of this Lease. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Premises or any other portion of the Property. In the event of any release of Hazardous Materials upon the Premises or any other portion of the Property, or upon adjacent lands, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. For purposes of this Lease, “Hazardous Materials” means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB’s, CFC’s, or substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”). Tenant’s obligations under this Section 8.d. shall survive the expiration or other termination of this Lease.

e. Other Enjoyment. If, and so long as, Tenant pays the Rent and keeps, observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease (including, without limitation, the provisions of Section 22 below and the prior rights of Ground Lessors and Holders).

9. Alterations.

a. Alterations. Tenant shall not make any alteration, addition or improvement in, to or upon the Premises (“Alteration”) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld with respect to proposed Alterations which (i) are not structural in nature, (ii) do not affect the Base Building Components, (iii) are, in Landlord’s opinion, compatible with the Building and the balance of the Real Property and the Building’s mechanical, plumbing, electrical, heating/ventilation/air conditioning, communication, security and fire and other life safety systems (collectively, the “Building Systems”), and (iv) in Landlord’s opinion will not interfere with the use and occupancy of any other portion of the Building or the Real Property by any other tenant or permitted occupant thereof. Tenant shall give Landlord not less than ten (10) days’ prior written notice of any Alteration Tenant desires to make. Any Alterations as to which Landlord shall consent shall be made only by contractors approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform any work relating to or affecting the Building Systems or the Base Building Components. Tenant shall comply with all Legal Requirements applicable to each Alteration and shall deliver to Landlord a complete set of “as built” plans and specifications for each Alteration. Any work to the balance of the Building or Real Property related to or affected or triggered by Tenant’s Alterations shall be performed by Tenant at Tenant’s expense (or, at Landlord’s election, Landlord may perform such work at Tenant’s expense). Tenant shall be solely responsible for maintenance and repair of all Alterations made by Tenant. Tenant shall pay Landlord on demand (whether prior to or during the course of construction) an amount (the “Alteration Fee”) equal to five percent (5%) of the total cost of each Alteration (and for purposes of calculating the Alteration Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for miscellaneous costs incurred by Landlord in connection with the Alteration. In addition, Tenant shall reimburse Landlord for all third party fees paid by Landlord in connection with reviewing the proposed Alterations (whether or not the proposed Alterations are ultimately approved by Landlord or made by Tenant), including, without limitation, Landlord’s architectural and engineering fees. All Alterations shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with Landlord’s construction procedures and requirements for the Building (including Landlord’s reasonable requirements relating to insurance and contractor qualifications and scheduling of the work).

b. Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic’s lien or other lien is filed against the Premises or any other portion of the Real property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed twenty (20) days, after the date of filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all Claims resulting from the lien. Without limitation of Landlord’s other remedies, Landlord shall have the rights under Section 16 below if any such lien is not timely discharged by Tenant.

c. Ownership of Alterations. All Alterations shall immediately become Landlord’s property. Except as provided in Section 9.d., Landlord may require Tenant, at Tenant’s sole expense and by the end of the Term, to remove any Alterations and to restore the Premises to its condition prior to the Alteration.

d. Request Regarding Removal Obligation. At the time that Tenant requests Landlord’s consent to any Alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant’s sole expense, to remove any or all of the Alternation by the end of the Term, and to restore the Premises to its condition prior to the Alteration. Unless Landlord shall have expressly agreed in writing not to require such removal and restoration, Landlord’s election right under Section 9.c. shall continue through the end of the Term as to such Alterations. Notwithstanding the foregoing, except for the Above Standard Tenant Improvements (as defined in Section 13.b.), Tenant shall have no obligation to remove the Tenant Improvements constructed by Landlord pursuant to Exhibit B attached hereto.

10. Repairs.

a. Landlord’s Repairs. Landlord shall maintain the roof, foundations, floor slabs and exterior walls of the Buildings (collectively, “Base Building Components”) in good condition and repair, reasonable wear and tear excepted. The term walls as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall also maintain in good condition and repair, reasonable wear and tear excepted, the Common Areas, including, but not limited to, the landscaped areas, parking areas and driveways. Tenant shall reimburse Landlord for Landlord’s costs of comp[lying with its obligations under this Section 10 in accordance with Section 5 above, provided, however, that any damage caused by or repairs necessitated by any act of Tenant or any other Tenant Party may be repaired by Landlord at Landlord’s option and at Tenant’s expense. Tenant shall give Landlord prompt written notice of any repairs required of Landlord pursuant to this Section 10, after which notice Landlord shall have reasonable opportunity to perform the same. In addition to the foregoing, Landlord shall, at Tenant’s direct expense (and not as an Operating Expense), enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises, and Tenant shall reimburse Landlord for all such expenses within thirty (30) days after Landlord’s demand.

b. Tenant’s Repairs. Tenant shall, at Tenant’s expense, maintain all parts of the Premises in a good, clean and secure condition, promptly making all necessary repairs and replacements including, but not limited to, all windows, glass or plate glass, doors and any special store fronts or office entries, walls and wall finishes, fixtures, downspouts, skylights, smoke hatches, roof vents and utility equipment, in each case to the extent the same are located within or exclusively serve the Premises. Tenant shall, at Tenant’s expense, also perform necessary pest extermination and regular removal of trash and debris. If required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any, located on the Real Property. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees or any other Tenant Party. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect).

11. Damage or Destruction.

a. Landlord’s Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein and Landlord elects to terminate.

b. Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease. If Landlord reasonably estimates that the repair of the Premises or the Building cannot be completed within one hundred eight (180) days after the casualty. Landlord shall also have the right to terminate this Lease if the repair is not fully covered by insurance maintained (or required to be maintained) by the Landlord pursuant to this Lease other than by reason of the deductible amounts under Landlord’s insurance policies. Tenant shall have the option to terminate this Lease if the Premises is damaged or destroyed by fire or other casualty, and Landlord reasonably estimates that the repair of the Premises cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall notify Tenant of Landlord’s reasonable repair period estimate within (60) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after delivery of Landlord’s repair period estimate, in which event this Lease shall terminate fifteen (15) days after the date of the terminating party’s notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion.

c. Limited Obligation to Repair. Landlord’s obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Base Building Components and any Tenant Improvements (including building systems) in the Premises which are constructed and paid for by Landlord pursuant to Exhibit B (other than the Bove Standard Tenant Improvements). Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment, Alterations and other improvements installed by Tenant and existing at the time of the damage or destruction.

d. Abatement of Rent. IN the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent and Operating Expenses payable by Tenant shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that noting herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s Personal Property or any inconvenience occasioned by any damage, repair or restoration, Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, and Sections 1941 and 1942 of the California Civil Code, and the provisions of any similar Legal Requirement (whether now or hereafter in effect).

e. Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage payable pursuant to insurance coverage maintained by Landlord, and Tenant shall have no claims thereto.

f. Separate Buildings. In recognition that the Premises are located in two separate Buildings, the provisions of this Section 11 shall be applied separately as to each such Building and the portion of the Premises located therein.

12. Eminent Domain. If all or any material part of the Premises or balance of the Real Property is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking (a “taking”), Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the taking. If all or any material part of the Premises is taken, and if the taking causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If part of the Premises is taken but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken as of the date Tenant is required to surrender possession, and, unless Landlord shall have terminated this Lease pursuant to the foregoing provisions, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken tenantable, and the Base Rent and Operating Expenses payable by Tenant shall be reduced in proportion to the part of the Premises taken. All compensation awarded for the taking shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant’s business, moving and relocation expenses and removal of Tenant’s Personal Property, provided that any such award to Tenant will not reduce the award which would otherwise be made to Landlord. In recognition that the Premises are located in two separate Buildings, the provisions of this Section 12 shall be applied separately as to each such Building and the portion of the Premises located therein.

13. Indemnity and Insurance.

a. Indemnity. Tenant shall hold Landlord and its constituent shareholders, partners, members or other owners, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the “Indemnitees”) harmless from and indemnity the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Party in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the Term, or (c) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Section 13.a. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

b. Fire And Extended Coverage. Landlord shall procure and maintain in full force and effect with respect to the Buildings, including the Tenant Improvements constructed by

Landlord pursuant to Exhibit B (excluding, at Landlord’s option, such of the Tenant Improvements which are unusual or extraordinary for use of the Premises as permitted hereunder, as reasonably determined by Landlord and noticed to Tenant at the time Landlord approves the Final Plans pursuant to Exhibit B (the “Above Standard Tenant Improvements”), a policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements desired by the Landlord or enquired by the holder of any fee or leasehold mortgage on the Real Property, but excluding, at Landlord’s option, the insurance described in Section 13.i. below) in such amount as Landlord shall determine, but in an amount at least equal to eighty percent (80%) (or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer)) of the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) thereof. Such insurance, and all other insurance maintained by Landlord under this Lease, shall be for the sole benefit of Landlord, and the proceeds therefrom shall be under Landlord’s sole control.

c. Public Liability. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general policy holders’ rating of “A” or better and a financial size ranking of “Class X” or higher, in the most recent edition of Best’s Insurance Guide, in the form customary to the locality, (i) commercial general liability insurance, including contractual liability coverage, insuring Tenant’s activities with respect to the Premises and/or the Buildings against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate, plus a Five Million Dollar ($5,000,000) per occurrence/general aggregate umbrella, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000), (iii) medical payments insurance in the minimum amount of Five Thousand Dollars ($5,000), (iv) worker’s compensation insurance in statutory amounts, and (v) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence/Two Million Dollars ($2,000,000) general aggregate; ;provided however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above in this Section 13.c., as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof and be endorsed to separately apply to the Premises.

d. Rental Abatement Insurance. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of rents with respect to the Real Property in such amount as determined by Landlord.

e. Insurance Certificates. Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this lease other than worker’s compensation insurance. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant’s policy.

f. Tenant’s Failure. If Tenant fails to maintain any insurance required by this Lease, Tenant shall be liable for any loss or cost resulting from the failure. This Section shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other provision of this Lease.

g. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Buildings, the Premises, or Tenant’s Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to Section 13.e. above) to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds pursuant to Section 13.c. above) for injury or loss due to hazards insurable by policies of fire, extended coverage or similar casualty insurance, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the negligence of the party benefiting from such waiver. Because this Section 13.g. will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 13.g. and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 13.g.

h. Tenant’s Property and Fixtures. Tenant shall assume risk of damage to any of Tenant’s furniture, equipment, machinery, goods, supplies or fixtures or other Personal Property, and to any Alterations which Tenant may make to the Premises and to the Above Standard Tenant Improvements, and shall insure the same throughout the Term, for their full replacement cost, under insurance policies reasonably satisfactory to Landlord (certificates of which shall be delivered to Landlord as set forth above in Section 13.e.). Tenant hereby releases Landlord form any obligation to insure the foregoing items and from any liability for loss of or damage to such items, regardless of cause.

i. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Buildings, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Buildings a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full replacement cost (including debris removal and demolition) of the Buildings and the Tenant Improvements (excluding at Landlord’s option, the Above Standard Tenant Improvements).

14. Assignment or Sublet.

a. Tenant shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord in each instance, which consent shall not, subject to Landlord’s rights under clause (i) below, be unreasonably withheld. If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least thirty (30) days in advance of the date on which Tenant desires to assign or sublet the Premises, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet. Landlord shall have thirty (30) days after receipt of Tenant’s written notice and the above specified information within which to notify Tenant in writing that Landlord elects to (i) terminate this Lease, in the case of a proposed assignment, or to terminate this Lease as to that portion of the Premises to be sublet, in the case of a proposed sublet, (ii) consent to the proposed assignment or sublet as described in Tenant’s notice, or (iii) reasonably refuse to consent to Tenant’s proposed assignment or sublet, stating the reasons for such refusal. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have made the election in clause (iii) above. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any liability theretofore or thereafter arising under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be voice. Notwithstanding the foregoing, Landlord shall not have the right described in clause (i) above with respect to any proposed sublet of the Building E Premises or any portion thereof it the terms of such proposed sublet shall expire on or prior to the third annual anniversary of the Rent Commencement Date.

b. Processing Expenses. Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of $1000.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the mount of Landlord’s estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord’s estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

c. Consideration to Landlord. In the event of any assignment or sublease, other than an assignment or sublease pursuant to Section 14.g. below, Landlord shall be entitled to receive, as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements and any “Leasehold Profit” as defined below) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, the excess of the amount or rent paid for the sublet space by the subtenant over the amount of Monthly Base Rent under Section 4 above and Operating Expenses under Section 5 above and Assignment or Subletting Costs (amortized as set forth below), attributable to the sublet space for the corresponding month. “Assignment or Subletting Costs” shall mean, on an amortized basis over the term of this Lease, the Excess Cost (as defined in Exhibit B attached hereto) paid by Tenant for the Tenant Improvements, excluding such of the Excess Cost as shall be attributable to the Above Standard Tenant Improvements, or the items and/or costs described in Paragraphs 1.f.ii. and 1.f.iii.C. of Exhibit B attached hereto, provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant and Landlord shall have agreed in writing as to the amount thereof with respect to the Building F Premises within thirty (30) days of the Commencement Date and as to the amount thereof with respect to the Building E Premises within thirty (30) days after the Tenant Improvements therein shall have been Substantially Completed. “Leasehold Profit” shall be the value allocated to the leasehold between the parties to the assignment or sublease, but in no event less than the excess of the present value of the fair market rent of the Premises for the remaining term of this Lease at the time of such assignment or sublease, over the Base Rent payable hereunder for such remaining term, as reasonably determined by Landlord and communicated to Tenant at the time of Landlord’s consent to the assignment or sublease. Upon Landlord’s request, Tenant shall direct any subtenant or assignee to pay the directly to Landlord the amounts due to it pursuant to this Section 14.c. on account of such sublease or assignment. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Section 14.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

d. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord’s prior written consent, (ii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord’s consent to assignment or sublease form, as applicable. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this lease.

e. No Merger. Without limiting any of the provisions of this Section 14, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord’s consent or for any advance rental payments by the subtenant in excess of one month’s rent.

f. Indirect Assignments. For purposes of this Section 14, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant’s assets to the point that this Lease and/or other leases are substantially Tenant’s only asset(s); or (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity. “Control” shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, or the power to direct the management and operations of any entity (by equity ownership, contract or otherwise).

g. Affiliates; Successors. Notwithstanding anything to the contrary in Section 14.a or Section 14.c, but subject to the other provisions of this Section 14, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, and the power to direct the management and operations of, the relevant equity) (an “Affiliate”) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or which acquires all or substantially all of Tenant’s assets (through a transfer of assets or equity interests in Tenant )as a going concern and such assets include substantial assets other than this Lease (a “Successor”), provided that (i) Landlord receives at least ten (10) days’ prior written notice of the assignment or subletting, in which Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease, except that if such prior notice shall be prohibited under applicable Legal Requirements, then such notice shall be given as promptly as is permissible under applicable Legal Requirements, (ii) in the case of an assignment to a Successor, the Successor’s net worth is not less than Tenant’s net worth immediately prior to such assignment (or series of transactions of which such assignment is a party), (iii) in the case of a subletting or assignment to an Affiliate, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment. (iv) Landlord receives a fully executed copy of the assignment or sublease agreement between Tenant and the Affiliate or Successor at least ten (10) days prior to the effective date of such assignment or sublease, in which the Affiliate or Successor, as the case may be, assumes (in the event of an assignment) all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, except that if such prior delivery of the assignment or sublease shall be prohibited under applicable Legal Requirements, then such delivery shall be made as promptly as is permissible under applicable Legal Requirements, (v) the use of the Premises will not change from the use of the Premises prior to such assignment (or series of transactions of which such assignment is a part) or subletting, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein.

15. Default.

a. Tenant’s Default. A material breach of this Lease by Tenant shall exist if any of the following events (severally, “Event of Default”; collectively, “Events of Default”) shall occur: (i) if Tenant shall have failed to pay Base Rent, Tenant’s Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, including any interest due under Section 3, and such failure shall continue for five (5) days after written notice thereof from Landlord, except that Landlord shall only be required to give two (2) such notices in any calendar year, and thereafter any such failure by Tenant shall constitute an Event of Default without the requirement of notice from Landlord; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant’s business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have abandoned the Premises; (vi) if Tenant shall have abandoned the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 22 or 24 of this Lease within the time periods stated therein. An Event of Default shall constitute a default under this Lease.

b. Remedies Upon Tenant’s Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

(i) Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant’s breach and abandonment and recover rent as it becomes due/ if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminates this Lease.

(ii) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiving or Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which has been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord; (1)in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by California Civil Code Section 1951.2 or any other laws of the State of California.

The “worth at the time of award” of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the date due through the date of award. The “worth at the time of award” of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relieve from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

c. Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance of such obligation within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16. Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Base Rent.

17. Letter of Credit.

a. Within ten (10) Business Days after the date of this Lease, Tenant shall deliver to Landlord the Letter of Credit described below as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any proceeds therefrom (the “Letter of Credit Proceeds”) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law upon Tenant’s default. The Letter of Credit shall be maintained in effect from the date of this Lease through sixty (60) days after the expiration or earlier termination of the Term, and on or prior to the expiration of such sixty (60) day period, Landlord shall return to Tenant the Letter of Credit (unless presented for payment as provided herein) and any Letter of Credit Proceeds then held by Landlord (other than those held for application by Landlord as provided below, including application to cure any failure by Tenant to restore the Premises as required by this lease upon the surrender thereof); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the Letter of Credit Proceeds or any portion thereof to cure any Event of Default by Tenant under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of its obligations hereunder where Landlord has not given Tenant the notice required for such failure to constitute an Event of Default solely because there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant such notice, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s other remedies under this Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to landlord an amendment to the Letter of Credit or a replacement thereof in an amount equal to one hundred percent (100%) of the amount specified below for the applicable period. Tenant’s failure to deliver such amendment or replacement to landlord within five (5) days of Landlord’s notice shall constitute an Event of default hereunder. In the event Landlord shall draw upon the Letter of Credit as provided herein, and shall not full utilize the Letter of Credit Proceeds as provided above, upon Tenant’s cure of the condition giving rise to such permitted draw by Landlord, and Landlord’s acceptance of such cure, if Tenant shall deliver the amendment or replacement specified above so that the Letter of Credit amount is equal to one hundred percent (100%) of the amount specified below for the applicable period, Landlord shall promptly return to Tenant the balance of the letter of Credit Proceeds then held by Landlord. No lessor under any ground or underlying lease or holder of or beneficiary under a mortgage or deed of trust, nor any purchaser at any judicial or private foreclosure sale of the Property or any portion thereof, shall be responsible to Tenant for such Letter of Credit or any Letter of Credit Proceeds unless such lessor, holder or purchaser shall have actually received the same.

b. As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the “Letter of Credit”) issued at Tenant’s sole expense by the San

Francisco office of a major national bank satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, and in form and substance satisfactory to Landlord, in the amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) during the period from the delivery date thereof through the fourth annual anniversary of the first Commencement Date to occur hereunder, and reducing in amount on the fourth annual anniversary of such first Commencement Date and each annual anniversary of such first Commencement Date thereafter by an amount equal to twenty percent (20%) of the original amount of the Letter of Credit; provided, however, that if on the date the Letter of Credit amount would otherwise reduce, an Event of Default, or default that with notice or the passage of time or both could mature into an Event of Default, shall have occurred and be continuing, the Letter of Credit amount shall not reduce on such date and shall not thereafter reduce until such Event of Default or default shall have been cured. The Letter of Credit shall be for a one-year or, at Tenant’s election, longer, term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either: (a) that an Event of Default has occurred and is continuing under this Lease, or (b) that an uncured failure by the Tenant to perform one or more of its obligations has occurred under this Lease and there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of performance to constitute an Event of Default under this Lease, or (c) that Landlord has not received notice from the Bank that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the then relevant expiration date and Tenant has not furnished Landlord with a replacement Letter of Creditors hereinafter provided, or (d) that Bank no longer meets the requirements set forth above and Tenant has not furnished Landlord with a replacement Letter of Credit as required hereunder from a Bank meeting such requirements; and (iii) that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall further provide that a draw thereon pursuant to clause (ii)(c) above may only be made during the thirty (30) day period preceding the then applicable expiration date of the Letter of Credit. In the event that the Bank shall fail to notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and Tenant shall not have delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold and apply the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 17.b above.

In the event that Tenant shall not deliver the Letter of Credit to Landlord in the form and amount required hereby on or prior to the date required hereby, then in lieu thereof Tenant shall deliver to Landlord cash in the amount of the so required Letter of Credit, and Tenant’s failure to deliver either cash or the Letter of Credit shall be deemed an Event of Default hereunder. In addition to Landlord’s other rights and remedies by reason of such Event of Default hereunder. In addition to Landlord’s other rights and remedies by reason of such Event of Default, each day which passes after the applicable due date for the Letter of Credit until and including the day on which Tenant shall deliver such cash or Letter of Credit to Landlord shall be chargeable to Tenant as a day of Tenant Delay pursuant to Section 2 above of this Lease.]

[18. Surrender of Premises.

By taking possession of the Premises, subject to Landlord’s performance of its obligations under Section 7, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant’s Personal Property and any Alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair any damage or perform any restoration work required by the removal. If Tenant fails to timely remove any Personal Property or Alterations as aforesaid, Landlord may remove the property and store and/or dispose of the same at Tenant’s expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all Claims resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys’ fees and costs. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for removal of Alterations and repairs and restoration of the Premises.]

19. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease without Landlord’s prior written consent, the tenancy shall be a tenancy at sufferance only and shall not constitute a renewal or extension for any further term, regardless of whether Landlord shall accept Rent for any such period. In such event, Base Rent shall be increased in an amount equal to the greater of (i) two hundred percent (200%) of the Base Rent during the last month of the Term (including any extensions), and (ii) two hundred percent (200%) of the fair market value of the Premises, and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease, except that any renewal or extension option in favor of Tenant shall not be applicable. No such increase shall impair Landlord’s other rights and remedies against Tenant by reason of such holding over by Tenant, and Tenant shall vacate the Premises immediately upon Landlord’s request.

20. Access to Premises.

Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable prior notice, except in the case of an emergency (in which event entry may be made when necessary and without notice), to inspect the Premises, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective mortgagees, purchasers and tenants to provide any services required of Landlord hereunder, to make necessary alterations, additions, improvements or repairs either to the Premises, the Buildings, or other premises within the Buildings, and to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. No such entry shall constitute a constructive eviction or give rise to an abatement of Rent hereunder, constitute a constructive eviction, or otherwise diminish Tenant’s obligations under this Lease. In exercising its rights under this Section 20, Landlord shall at all times endeavor to minimize interference with Tenant’s operations, to the extent practicable. During the last year of the Term, Landlord shall have the right to erect on the exterior of the Premises and/or on the exterior or in the Common Areas of the Buildings and the Property suitable signs indicating that the Premises are available for lease.

21. Signs.

a. General. The size, design, color, location and other physical aspects of any sign in or on the Premises shall be subject to the CC&R’s Rules, Landlord’s approval prior to installation, and to all Legal Requirements. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant’s sole expense and shall be paid within ten (10) days of Tenant’s receipt of a bill from Landlord for the costs. In no event shall Tenant be permitted to place any sign, logo or other identification on the exterior of the Buildings, in the Building’s Common Areas (other than on a Building directory maintained to identify the Building’s tenants), or upon the Property, or which is inside the Premises but visible from the outside of the Premises (other than upon the door(s) to the Premises).

b. Exterior Building Signage. Notwithstanding Section 21.1., so long as the Tenant under this Lease (i) is the Tenant originally named under this Lease in the Basic Lease Information, (ii) is in occupancy pursuant to this Lease of at least seventy-five percent (75%) of the portion of the Premises originally demised under this Lease in the applicable Building, and (iii) is not in default of any of its obligations hereunder beyond the expiration of any applicable grace or cure period, Tenant shall be permitted to maintain identification signage at the top of one exterior side of the Building in which the applicable portion of the Premises is located, in a location reasonably approved by Landlord. The installation, maintenance and removal of Tenant’s signage pursuant to this Section 21.b. shall be performed by Tenant at Tenant’s expense, but in coordination with Landlord and its reasonable installation procedures and requirements, or at Landlord’s option, by Landlord at Tenant’s expense. Such signage of Tenant shall be subject to Landlord’s prior approval and all Legal Requirements, and shall be limited to Tenant’s name and/or logo. If Tenant shall fail to meet the signage conditions specified herein, Landlord may immediately remove Tenant’s signage at Tenant’s expense, and Tenant’s signage rights pursuant to this Section 21.b. shall thereafter forever cease and terminate; provided, however, that if applicable Legal Requirements do not require removal of such signage prior to the expiration of the thirty (30) day period hereinafter provided, Landlord shall not remove such signage unless it shall have given Tenant thirty (30) days’ prior notice of the signage conditions Tenant has failed to meet, and such failure continues after the expiration of such thirty (30) day period. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s expense, or at Landlord’s option Landlord shall, at Tenant’s expense, remove Tenant’s signage and repair any damage to the applicable Building causes by such removal.

22. Subordination.

a. Subordinate Nature. Except as provided in Subsection b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which not or may hereafter affect the Real Property or any portion thereof, to the CC&R’s, and to all renewals, modifications, consolidations, replacements and extensions of the foregoing, without the necessity of any further documentation evidencing such subordination. Notwithstanding such self-operative subordination, within ten (10) Business Days after Landlord’s written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease (“Ground Lessor”), or the holder or holders of any mortgage or deed of trust (“Holder”), evidencing this Lease to be subordinate to the lien of any such lease, mortgage or deed of trust, as the case may be. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Real Property or the Buildings is transferred to any Ground Lessor or Holder pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, Tenant shall immediately and automatically attorn to the Ground Lessor or Holder, and this Lease shall continue in full force and effect as a direct lease between the Ground Lessor or Holder and Tenant on the terms and conditions set forth herein.

b. Possible Priority of Lease. If a Ground Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant Within seven (7) Business Days of Landlord’s notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or Instruments, in the reasonable form presented to Tenant, which Landlord, Ground Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

c. Lease Modification. If, in connection with obtaining financing for the Real Property or any portion thereof, any Holder or Ground Lessor shall request reasonable modification to this Lease as a condition to such ground lease or financing, Tenant shall execute and deliver to Landlord, within ten (10) Business Days of Landlord’s request, any such modification agreement so requested, provided such modifications do not materially adversely affect Tenant’s rights or materially increase Tenant’s obligations hereunder.

d. Nondisturbance Agreement. It shall be a condition to the subordination of this Lease to any Superior Interest created after the date of this Lease (as distinguished from any Superior Interest in effect as of the date of this Lease, or any amendment or modification thereto), that Tenant shall receive from the Ground Lessor or Holder, as applicable, of such Superior Interest a so-called non-disturbance agreement in the form reasonably required by such Ground Lessor or Holder. If in order to obtain such non-disturbance agreement Landlord is required to pay any fee or charge to such Ground Lessor or Holder, Tenant shall either pay such fee or charge upon notice thereof from Landlord, or Landlord shall be deemed released from its obligation to obtain such non-disturbance agreement and delivery of the same to Tenant shall no longer be a condition of the subordination of this Lease thereto.

23. Transfer of the Property.

Upon transfer of the Real Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and if Landlord shall transfer the Letter of Credit and Letter of Credit Proceeds, if any, to the transferee of Landlord’s interest in the Real Property, Landlord shall be released from all liability for the Letter of Credit and Letter of Credit Proceeds and the transferee shall be deemed to have assumed liability thereafter arising with respect to the same. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

24. Estoppel Certificates; Financial Statements.

Within ten (10) Business Days following written request by Landlord from time to time throughout the Term, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit F, duly completed by Tenant. At the request of Landlord from time to time during the Term, Tenant shall provide to Landlord its current financial statements or other information setting forth Tenant’s financial condition and net worth. landlord shall use such documentation solely for purposes of this Lease and in connection with the ownership, financing, management and disposition of the Real Property, and shall not disclose such information to any party other than for such purposes.

[25. Mortgagee Protection.

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to each Ground Lessor and Holder whose identity has been disclosed to Tenant, and shall offer the Ground Lessor or Holder a reasonable opportunity after such notice (but in no event less than thirty (30) days) to cure the default, including time to obtain possession of the Property or the Premises by lease termination, power of sale or a judicial foreclosure (as applicable), if such should prove necessary to effect a cure. In no event shall any Ground Lessor or Holder in any way or to any extent be: (a) liable for any act or omission of any prior Landlord in contravention of any provision of this Lease; or (b) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord; or (c) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior Landlord; or (d) bound by any agreement or modification of this Lease made without such Ground Lessor’s or Holder’s written consent. Tenant agrees that if any Ground Lessor or Holder acquires possession of the Premises or title to the Real Property as a result of termination of its ground lease or foreclosure of such Holder’s deed of trust or other security instrument, as applicable, the acceptance of a lease surrender or deed in lieu of such foreclosure, or otherwise, the provisions of Section 36 below shall be applicable to liability of such Ground Lessor or Holder as successor Landlord under this lease.]

26. Attorneys’ Fees.

If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the

Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor, provided that if the party bringing any action shall diminish the same without the consent of the other party, the other party shall be deemed the prevailing party.

[27. Brokers.

Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this lease.]

28. Parking.

Tenant shall have the right to park in the parking facilities on the Land, in common with other tenants of the Property, upon such terms and conditions as may from time to time be established by Landlord. There shall be no charge for any portion of the parking facilities which is not reserved. Tenant agrees not to use in excess of its proportionate share (i.e., the rentable square footage of the Premises in proportion to the rentable square footage of all buildings on the Land) of the parking facilities on the Land and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces and areas among Tenant and the other tenants of the Buildings, if any, and the Property. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body or by fire or other casualty.

29. Utilities and Services.

Tenant shall arrange for all telephone, water, gas, electricity, janitorial services, and other power, utilities and services which it shall require in connection with its use or occupancy of the Premises and shall pay for the same, together with any taxes, penalties, surcharges or the like pertaining thereto. [In addition, Landlord shall have no obligation to furnish any utilities or services to the Premises or any equipment providing for the same. Without limitation, Tenant shall be solely responsible for providing such heating, ventilation and air conditioning (“HVAC”) to the Premises as Tenant shall require for the comfortable occupancy thereof. Any equipment or systems which Tenant shall require in order to supply HVAC shall be subject to the provisions of Section 9 above.] Tenant shall obtain, at its expense all electric light bulbs, ballasts and tubes as it shall require for the Premises. If any of the foregoing utilities or services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving the Premises and other premises. [Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Base Rent, Operating Expenses or any other monies owed by Tenant to Landlord under this Lease be abated or reduced by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services for any reason whatsoever, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Real Property. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption.] The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

30. Intentionally Deleted.

31. Acceptance.

Delivery of this Lease, duly executed by Tenant, constitutes Tenant’s offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. If Landlord does not accept the Tenant’s offer within twenty (20) days after the date a copy of this Lease, as executed by Tenant, is received by Landlord, Tenant’s offer shall be deemed revoked and any sums delivered by Tenant with its offer shall be returned to Tenant.

32. Use of Building Name.

Tenant shall not employ the name of either Building in the name or title of its business or occupation, or for any other purpose, except to identify the address of such Building (in Tenant’s business cards, stationery or otherwise), without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right, upon at least sixty (60) days’ prior written notice to Tenant, to change the name of each Building without Tenant’s consent and without any liability to Tenant.

33. Recording.

Neither Landlord no Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34. Quitclaim.

Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlords’ request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant’s interest in the Premises, Buildings and Property created by this Lease.

35. Notices.

Any notice, demand or request required or desired to be given under this Lease shall be in writing sent to the address of the party specified in this Lease, and shall be given by hand delivery,

electronic mail (e.g., telecopy), overnight courier service (e.g., Federal Express), or the Unites States mail, registered or certified, the postage prepaid. All notices shall be deemed to have been given when received at the address of the party to which it has been sent (or when such receipt is refused). As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.]

[36. Landlord’s Exculpation.

The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any Landlord’s obligations or actions under this Lease, Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner. In no event shall any shareholder, partner, member, officer, director or other constituent of Landlord or its direct or indirect constituents ever be personally liable for Landlord’s obligations or liability under this Lease.]

37. Additional Structures.

Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Buildings shall in no way alter this Lease or impose any liability on Landlord.

[38. Consents and Approvals.

Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, except as expressly provided herein Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord’s costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including, without limitation, reasonable attorneys’ or consultants’ fees and expenses, within ten

(10) days after Landlord’s delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant’s sole remedy will be an order of specific performance or mandatory injunction of the Landlord’s agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.]

39. General.

a. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

b. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

c. Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if one invalid, illegal or unenforceable provision had not been contained herein.

d. Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

e. Gender: Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

f. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and, subject to Section 14 above, on their respective successors and assigns.

g. Waiver. The waiver of either party of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived unless the waiver is in writing signed by the party whose waiver is sought.

h. Entire Agreement. This Lease is the entire agreement between the parties, and supersedes all prior agreements, including letters of intent, between them, and there are no agreements or representations between the parties except as expressly set forth herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

i. Waiver of Jury. Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

j. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, and all of which together shall constitute but one instrument.

k. Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and make an integral part hereof.

l. Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

[m. Other Leases. Tenant represents and warrants to Landlord that, with the exception of this Lease, neither Tenant nor any affiliate of Tenant is a tenant under a lease or any other tenancy agreement (1) with (a) Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (b) Riggs Bank, N.A., as trustee of the Multi-Employer Property Trust, (c) The Multi-Employer Property Trust, (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust, (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust, (f) Northridge Business Center LLC, (g) the Corporate Drive Corporation, as trustee of the Corporate Drive Nominee Realty Trust, (h) Arboretum Lakes-I, L.L.C., a Delaware limited liability company, (i) Village Green at Seven Bridges, L.L.C., (j) Pine Street Development, L.L.C., (k) MEPT Realty LLC, a New York limited liability company, (l) MEPT, L.L.C., a Delaware limited liability company, (m) Cabrillo Properties LLC, (n) Valencia LLC, (o) Mission Trails LLC, or (p) Centrepointe Distribution Center LLC, or (2) involving any property in which any one or more of the entities named in clauses (1)(a) through (e) are known by Tenant to have an ownership interest.]

IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.

Landlord:		Tenant:

THE MULTI-EMPLOYER		AVANTGO, INC.
PROPERTY TRUST, A TRUST		a Delaware Corporation
ORGANIZED UNDER 12 C.F.R.
SECTION 9.18, by its trustee
Riggs & Company, a division of		By:	/s/ Richard Owen
Riggs Bank N.A.		Its:	Chief Executive Officer

By:	/s/ Mary Anne Martin	By:	/s/ Tom Hunter
Its:	Managing Director	Its:	CFO

Exhibit A

PREMISES

[Drawing of Premises]

EXHIBIT A-1

PROPERTY SITE PLAN

[Drawing of Property Site Plan]

EXHIBIT B

TENANT IMPROVEMENTS

1. Tenant Improvements.

a. Plans. Improvements shall be constructed in the Premises in accordance with this Paragraph 1. Within fifteen (15) business Days after the date of the Lease, Tenant shall furnish to Landlord sufficient information (the “Initial Information”) so as to enable Landlord to prepare preliminary layout plans and finish specifications for the Premises (the “Space Plans”). On the basis of such information, Landlord shall furnish to Tenant for Tenant’s written approval (which shall not be unreasonably withheld) the Space Plans prepared by Landlord’s architect. Tenant shall respond to the Space Plans within three (3) Business Days of its receipt thereof. Landlord shall respond within three (3) Business Days to any reasonable objections of Tenant to the Space Plans and shall resubmit to Tenant as soon as practicable for Tenant’s approval (which shall not be unreasonably withheld) appropriately revised Space Plans prepared by Landlord’s architect. Tenant shall respond to the revised Space Plans within three (3) Business Days of its receipt thereof. This procedure shall be repeated until the Space Plans are approved by Tenant. If Tenant fails to respond to the Space Plans or the revised Space Plans within the periods described above, Tenant shall be deemed to have approved the Space Plans or revised Space Plans, as applicable. The Space Plans, as finally approved in writing by Landlord and Tenant, shall be referred to herein as the “Final Space Plans.” After completion of the Final Space Plans, Landlord shall furnish to Tenant for Tenant’s written approval (which shall not be unreasonably withheld) working plans and specifications (the “Working Drawings”) for the Premises prepared by Landlord’s architect. Tenant shall respond to the Working Drawings within three (3) Business Days of its receipt thereof. Landlord shall respond within three (3) Business Days to any reasonable objections of Tenant to the Working Drawings and shall resubmit to Tenant as soon as practicable for Tenant’s approval (which shall not be unreasonably withheld) appropriately revised Working Drawings prepared by Landlord’s architect. Tenant shall respond to the revised Working Drawings within three (3) Business Days of its receipt thereof. This procedure shall be repeated until the Working Drawings are approved by Tenant. If Tenant fails to respond to the Working Drawings or the revised Working Drawings within the periods described above, Tenant shall be deemed to have approved the Working Drawings or revised Working Drawings, as applicable. The Working Drawings, as approved in writing by Landlord and Tenant, as revised in accordance with the following provisions of this Paragraph 1, are hereinafter called the “Final Plans,” and the improvements to be performed in accordance with the Final Plans are hereinafter called the “Tenant Improvements.” Any delay in Substantial Completion of the Tenant Improvements or increased cost of the Tenant Improvements caused directly or indirectly by any revision to the Space Plans or the Working Drawings requested by Tenant or to otherwise make the same acceptable to Tenant after the initial submission thereof to Tenant by Landlord, shall constitute a Tenant Delay under Section 2 of the Lease; provided, however, that as to the Space Plans only, Tenant shall be entitled to request revisions to the initial submission thereof to Tenant, and to the first resubmission thereof to Tenant, without the same giving rise to Tenant Delay. The parties acknowledge that at Tenant’s election, it may delay delivery to Landlord of the Initial Information

Ex. B-1

with respect to the Building E Premises until such date as Tenant shall elect, rather than submitting the same to Landlord within the fifteen (15) Business Day period first above referenced. In such event, the procedures and other provisions of this Exhibit B shall be applied separately as to the Building E Premises and the Building F Premises and the respective Tenant Improvements to be constructed therein.

b. Construction Upon approval of the Final Plans, Landlord shall submit the same for pricing to a contractor selected by Landlord (“Landlord’s Contractor”), and thereafter provide Tenant with an estimated budget for the Tenant Improvements, including Landlord’s Construction Operations Fee (as defined in Paragraph 1.f.iii.B. below). Tenant shall have three (3) Business Days after the receipt of Landlord’s estimated budget to approve or reasonably disapprove of the same. If Tenant disapproves of the budget within such three (3) Business Day period, Tenant shall so notify Landlord and the Final Plans shall promptly be modified by Landlord’s architect in order to satisfactorily reduce the amount of the estimated budget, as requested by Tenant. Any and all revisions to the Final Plans shall be subject to Landlord’s and Tenant’s reasonable approval. Upon Landlord’s revision of the Final Plans, Landlord shall cause Landlord’s Contractor to promptly issue new pricing and upon receipt of such pricing Landlord shall prepare and submit to Tenant a revised estimated budget. Tenant shall respond to the revised estimated budget in the manner described above. Any delay in Substantial Completion of the Tenant Improvements or increased cost of the Tenant Improvements caused directly or indirectly by any revision to the Final Plans or the estimated budget to address Tenant’s disapproval of the estimated budget shall constitute a Tenant Delay under Section 2 of the Lease. If Tenant fails to raise any objections to the budget within the three (3) Business Day period(s) described above, Tenant shall be deemed to have approved Landlord’s proposed budget. Landlord shall commence construction of the Tenant Improvements promptly after approval of the Final Plans, and thereafter diligently pursue such construction to completion (but in no event shall Landlord be required to pursue a construction schedule which would cause Substantial Completion to occur prior to August 1, 2000). Landlord shall use reasonable care in preparing the budget, but it shall be a good faith estimate only and will not limit Tenant’s obligation to pay for its share of the costs of the Tenant Improvements as set forth below in this Paragraph 1.

c. Changes. In the event that Tenant shall request any change in or to the Final Plans (a “Change”), Landlord’s architect shall prepare for Landlord’s and Tenant’s review and written approval a change order with respect to such Change (the “Change Order”), together with, if appropriate, revised Working Drawings incorporating the requested Change and clearly identifying the same as such on the revised Working Drawings. Landlord shall not unreasonably withhold or delay its approval of the Change Order or revised Working Drawings, provided, however, that Landlord shall have at least three (3) Business Days after receipt thereof to review any proposed Change. In the event that Landlord shall approve any proposed Change, together with such approval, if practicable, and if not practicable as soon thereafter as is practicable, Landlord shall give Tenant Landlord’s estimated increase or decrease in the cost of the Tenant Improvements which would result from incorporating such Change and Landlord’s estimate of the delay, if any, in the commencement or completion of the Tenant Improvements which would result from incorporating such Change. Landlord will use reasonable care in preparing the estimates, but they shall be good

Ex. B-2

faith estimates only and will not limit Tenant’s obligation to pay for the actual increase in the cost of the Tenant Improvements or Tenant’s responsibility for the actual construction delay resulting from the Change. Within three (3) Business Days after receipt of such cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant fails to approve the change within such three (3) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the Final Plans as they existed prior to the requested Change. If, following Tenant’s review of the estimated costs and delays, Tenant desires Landlord to incorporate the Change into the Tenant Improvements, then Tenant and Landlord shall execute a change order for such Change on Landlord’s standard form therefor, and the term “Final Plans” shall thereafter be deemed to refer to the Working Drawings as so revised and approved.

d. Intentionally Deleted.

e. Intentionally Deleted.

f. Cost of Improvements. The cost of the construction and installation of the Tenant Improvements shall be borne as follows:

i. Intentionally Deleted.

ii. Landlord’s architectural engineering and other consultant fees in connection with the design and construction of the Tenant Improvements, including the costs of producing the Space Plans, Final Space Plans, Working Drawings and Final Plans, shall be paid by Tenant upon Landlord’s demand, subject to Tenant’s right to use a portion of Landlord’s Contribution towards the amount of such costs as provided below.

iii. Landlord shall contribute toward the cost of the construction and installation of the Tenant Improvements an amount not to exceed $2,157,600.00 (which is the product of $25.00 times the stipulated number of rentable square fee of the Premises as set forth in the Basic Lease Information) (“Landlord’s Contribution”). Landlord’s Contribution shall be allocated $923,300.00 to the Building E Premises and $1,286,225.00 to the Building F Premises. The following provisions shall govern the payment of Landlord’s Contribution:

A. Excess Cost; Share of Costs. If the total cost of construction of the Tenant Improvements (including, without limitation, the Construction Operations Fee described below, and all architectural, engineering and permits fees and taxes) exceeds the funds available therefor from Landlord’s Contribution, then Tenant shall pay all such excess (the “Excess Cost”). Based on the estimated cost (the “Estimated Costs”) of the construction of the Tenant Improvements, the pro rata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a “Share of Costs”). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work. At such time as Landlord’s Contribution has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant’s payments of Tenant’s Share of Costs were paid.

Ex. B-3

B. Construction Operations Fee. Landlord shall retain from the amount of Landlord’s Contribution, in the manner described below, an aggregate sum equal to four percent (4%) of the total cost of the construction and installation of the Tenant Improvements (which cost of the construction and installation, for purposes of this paragraph B, shall include architectural and engineering fees but shall not include permit fees) (the “Construction Operations Fee”) as compensation to Landlord for review of plans, specifications and budgets, coordinating the schedule for construction of the Tenant Improvements, and for other miscellaneous costs incurred by Landlord as a result of the construction work. At the time Landlord makes any disbursement of Landlord’s Contribution, Landlord shall retain from Landlord’s Contribution, as a partial payment of the Construction Operations Fee, a proportionate amount of the Construction Operations Fee based upon Landlord’s reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Construction Operations Fee is retained over the course of construction on a pro rata basis. At such time as Landlord’s Contribution has been entirely disbursed, if the entire Construction Operations Fee has not yet been paid to Landlord, Tenant shall pay to Landlord a pro rata portion of each payment made by Tenant on account of the Tenant Improvements in order to ensure that the balance of the Construction Operations Fee is paid to Landlord over the course of construction on a pro rata basis.

C. Certain Limitations. In no event may any portion of Landlord’s Contribution be applied towards the costs of Tenant’s architectural or engineering fees (if any), trade fixtures, personal property, equipment or furniture, telecommunications cabling, or towards rent due under this Lease. Notwithstanding anything to the contrary in this Exhibit B of the Lease, Landlord’s Contribution shall be available for disbursement pursuant to the terms hereof only for the first twelve (12) months after the Date of this Lease. Accordingly, if any portion of Landlord’s Contribution is not utilized prior to the date that is twelve (12) months from the Commencement Date, such unused portion shall be forfeited by Tenant.

D. Entire Premises to be Improved. Tenant acknowledges that Landlord’s Contribution is to be applied to the Tenant Improvements covering the entire premises. If Tenant does not improve the entire Premises, then, without limitation of any other rights or remedies of Landlord hereunder, Landlord’s Contribution shall be adjusted on a pro rata per rentable square foot basis to reflect the number of rentable square feet actually being improved.

Ex. B-4

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18, BY ITS TRUSTEE Riggs & Company, a division of Riggs Bank N.A.

TENANT:	AVANTGO, INC., a Delaware Corporation

LEASE:	March 31, 2000

PREMISES:	The entire rentable area of the building located at 25901 Industrial Blvd., Hayward California (“Building E”) and the entire rentable area of the building located at 25881 Industrial Blvd., Hayward California (Building F”). Building E Premises contains 36,932 rentable square feet and Building F Premises contains 51,449 rentable square feet.

Pursuant to Section 2.3. of the above referenced Lease, the Commencement Date is hereby established as October 1, 2000 and the Expiration date September 30, 2007.

LANDLORD:	THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18, BY ITS TRUSTEE Riggs & Company, a division of Riggs Bank N.A.

	By:	/s/ Mary Anne Martin
	Its:	Managing Director

TENANT:	AVANTGO, INC., a Delaware Corporation

	By:	/s/ David B. Cooper
	Its:	CFO

EXHIBIT D

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord’s choice and in a style and format approved by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlords standard charge for Tenant’s listing thereon and for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6. No person or persons other than those approved by Landlord, such approval not to be unreasonably withheld, shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage to any Tenant’s property by the Janitor or any other employee or person.

7. Landlord will furnish Tenant, free of charge, one hundred (100) keys to Tenant’s suite entrance, Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its premises unless Tenant shall give Landlord a key thereto. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

Landlord will furnish Tenant, free of charge, two (2) building access cards, A reasonable charge will be assessed for any additional cards and lost or stolen cards. Tenant shall deliver to Landlord, upon the termination of its tenancy, all access cards.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation.

9. The elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevator except between the hours, in the manner and in the elevators as may be designated by Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant’s business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or keep in the premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation of maintenance of office equipment. Tenant shall not use or permit to be used in the premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

Notwithstanding the foregoing, with Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall be permitted to bring dogs into the Premises, provided all such dogs are well behaved, and do not present a threat of personal injury or property damage to the Building or Property. Tenant shall ensure that any dog waste in or about the Building or the Property is promptly picked-up and properly disposed of as reasonably required by Landlord, all at Tenant’s sole cost and expense. In the event that any dogs permitted in the Premises pursuant to the foregoing are determined by Landlord, in good faith, to present risk of personal injury or property damage to the Building or the Property, Landlord may revoke its consent with respect to any such dog or dogs and Tenant shall immediately remove the same from the Premises and the Property. Tenant’s indemnity pursuant to Section 13 of the Lease shall fully apply to any dogs of Tenant or any Tenant Party, and any Claims in connection therewith.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

Ex. D-2

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use.

14. All entrance doors to the Premises shall be left locked when the premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable with at least sixty (60) days’ prior written notice to Tenant, and without liability to Tenant, to change the name and street address of the Building.

16. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine (other than vending machines for use by Tenant’s employees) without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

Ex. D-3

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. Use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant’s use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

30. Tenant’s requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, which approval shall not be unreasonably withheld. If Tenant’s movers damage any part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

Ex. D-4

33. No cooking shall be permitted on the Premises, except with a microwave oven, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

34. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenants shall not bring any bicycles or other vehicles of any kind into the building.

35. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

38. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

39. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

40. As used in these Rules and Regulations, the term “Building” shall mean all buildings in which any portion of the Premises is located.

Ex. D-5

EXHIBIT E

Tenant Estoppel Certificate

TO:	The Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“Landlord”)

c/o Kennedy Associates Real Estate Counsel, Inc.

2400 Financial Center Building

1216 Fourth Avenue

Seattle, Washington 98161

THIS IS TO CERTIFY:

1. That the undersigned is the Tenant under that certain Lease dated             , and, if applicable, amended on             , by and between The Multi-Employer Property Trust by its trustee Riggs & Company, a division of Riggs Bank N.A. (“Landlord”), and the undersigned (“Tenant”) covering those certain premises located as shown on the drawing made part of the Lease (the “Premises”).

2. That said Lease is in full force and effect and, except as noted in paragraph 1 above, has not been modified, changed, altered or amended in any respect, and is the only lease or agreement between the Tenant and the Landlord affecting the Premises.

3. To the best of Tenant’s knowledge, the information set forth below is true and correct:

3.1	Square footage of the Premises:

3.2	Annual rent as of the commencement of Lease: $

3.3	Current annual rent (if different than at commencement): $

3.4	Commencement date of Lease

3.5	Lease termination date:

3.6	Rent paid to and including:

3.7	Security deposit

3.8	Prepaid rent for and in amount of : $

3.9	Free Rent Period: to

3.10 Amount of current monthly escrow payment obligations with respect to taxes, insurance, and Common Area Maintenance charges under the Lease:

Taxes:	$
Insurance:	$
Common Area Maintenance Charges:	$

3.11 Dates through which Tenant has paid monthly escrow payments and Common Area Maintenance charges:

Escrow Payment for Taxes:	$
Escrow Payment for Insurance:	$
Common Area Maintenance charge:	$

3.12 Base Amounts (stops) established in leases for monthly escrow payments:

Base Amount Taxes:	$
Base Amount Insurance:	$
Base Amount Maintenance Charge:	$

4. Tenant now occupies the Premises, accepts the Premises in their current condition subject only to those punch list items in Exhibit A, if any, and is not aware of any defect in the Premises except as described in Exhibit A, if any.

5. No rent has been paid in the current month other than as disclosed in paragraph 3. No free rent or other concessions, benefits, or inducements other than as specified in the Lease have been granted to Tenant or undertaken by the Landlord.

6. Tenant has not been granted any renewal, expansion or purchase options and has not been granted any rights of first refusal except as disclosed in writing in the Lease.

7. Neither Tenant nor to the best of Tenant’s knowledge, Landlord is in breach of the Lease and there has not occurred any event, act, omission or condition which by notice or lapse of time or both or otherwise, will result in any breach by Tenant or to the best of Tenant’s knowledge, by Landlord. As of the date hereof, and except as set forth in the Lease, the undersigned is entitled to no credit, offset or deduction in rent. Tenant knows of no liabilities or obligations of Landlord which have accrued but are unsatisfied under the Lease as of the date of this Certificate.

Ex. E-2

8. To the best of Tenant’s knowledge, there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws or other laws for the relief of debtors of the United States or any state thereof.

9. With the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (1) with (a) Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust: (b) Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (c) the Multi-Employer Property Trust: (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f) the Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (g) Arboretum Lakes I, L.L.C., a Delaware limited liability company; (h) Village Green at Seven Bridges, L.L.C.; (i) Pine Street Development, L.L.C.; (j) MEPT Realty L.L.C.; (k) MEPT, L.L.C.; (l) Cabritle Properties L.L.C; (m) Valencis L.L.C.; (n) Centrepointe Distribution Center L.L.C; (o) Mission Trails L.L.C.; or (p) Northridge Business Center L.L.C.; or (2) involving any property in which any one or more of the entities named in clauses (_) (a) through (_) are known by the Tenant to have an ownership interest. [This paragraph will be updated from time to time.]

DATED this      date of                     , 19    .

TENANT:

a

By:
Name:
Its:

Ex. E-3

EXHIBIT A to Tenant Estoppel Certificate

List of Defects

CONFIRMATION OF ASSIGNMENT AND ASSUMPTION

This Confirmation of Assignment and Assumption (the “Confirmation”) is made this                         , 2003, by and among the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“Landlord”) and Anywhere Solutions, Inc., a Delaware corporation (“Assignee”) as successor in interest to AvantGo, Inc., a Delaware corporation (“AvantiGo”).

BACKGROUND

A. Landlord and AvantGo entered into a certain Net Lease dated March 31, 2000, as amended by a First Amendment to Lease dated July 27, 2001, a Second Amendment to Lease dated October 22, 2001 and a Third Amendment to Lease dated November 19, 2002 (collectively, the “Lease”) under which AvantGo leased certain real property as described in the Lease.

B. On or about February 26, 2003 (the “Effective Date”). Assignee, a wholly-owned subsidiary of Sybase, Inc., acquired all of the outstanding shares of AvantGo and, by virtue of such acquisition, Assignee assumed AvaniGo’s interest of Tenant under, and as set forth in, the Lease.

C. Landlord and Assignee desire to confirm that Assignee has assumed all of Tenant’s liabilities, duties and obligation as Tenant under the Lease.

NOW THEREFORE:

1. Subject to the terms and conditions set forth in this Confirmation, Landlord hereby confirms its consent to the (a) assignment of the Lease by AvantGo to Assignee and (b) the assumption by Assignee of Tenant’s liabilities .duties and obligations thereunder, which assignment and assumption shall be effective as of the Effective Date. Landlord’s consent is conditional upon the execution by Sybase, Inc. of the Guaranty attached as Exhibit A to this Confirmation.

2. Assignee hereby confirms that it has assumed, without exception, all of the liabilities, duties and obligations of Tenant under the Lease.

3. Nothing contained in this Confirmation shall:

(a) be construed modify, waive or affect (i) any of the provisions, covenants or conditions in the Lease, (ii) any of the obligations of Tenant under the Lease, or (iii) any rights or remedies of Landlord under the Lease or to enlarge or increase Landlord’s obligation or the rights of the Tenant under the Lease; or

(b) be construed to waive any present or future breach or default on the part of Tenant or Assignee under the Lease.

4. Assignee acknowledges that this Confirmation does not release or discharge Assignee from any liability as Tenant under the lease and Assignee shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the

Lease on the part of the Tenant to be performed and observed. Any breach or violation of any provision of the Lease by Assignee shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

5. Assignee acknowledges that Landlord is in possession of a letter of credit (“LOC”) issued by Silicon Valley Bank (“SVB”) in the amount of $3,250,000. In the event that the SVB gives notice it will not renew the LOC before its expiration, Assignee shall within ten (10) days of such notice provide Landlord with a replacement letter of credit conforming to the requirements set forth in Section 17(b) of the Lease, upon receipt of which replacement letter of credit Landlord shall promptly deliver to Assignee the LOC. Assignee’s failure to timely deliver a replacement letter of credit in accordance with this paragraph shall constitute an Event of Default under the Lease and, in addition to any other remedy available to Landlord, entitle Landlord to draw upon the LOC in full.

6. This Confirmation is not assignable; provided that. Assignee may assign its interest under this Confirmation and the Lease to Sybase, Inc. Except as set forth in the preceding sentence, this Confirmation shall not be construed as a consent by Landlord to any further assignments by Assignee without the prior written consent of the Landlord in each instance.

7. This Confirmation shall be binding upon and inure to the benefit of the parties to the Lease, their successors and assigns.

8. Assignee, as Tenant, certifies and represented to Landlord that, as of the date of this Confirmation, (a) the Lease is in full force and effect; (b) neither Tenant nor Landlord is in default under the Lease; and (c) no act or omission has occurred that, with the passage of time or the service of notice, or both, would constitute a default or event of default by either Tenant or Landlord under the Lease.

9. The parties warrant to each other that (a) all necessary corporation actions have been duty taken to permit it to enter into this Confirmation and (b) that the undersigned officer signing on its behalf has been duly authorized and instructed to execute and deliver this Confirmation.

EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

LANDLORD:

Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

By:	Kennedy Associates Real Estate Counsel, Inc., its Authorized Signatory

By:	/s/ Preston R. Sargent
Name:	Preston R. Sargent
Its:	Senior Vice President

ASSIGNEE:

iAnywhere Solutions, Inc., a Delaware corporation

By:	/s/ Scott Irey
Name:	Scott Irey
Its:	Vice President

Exhibit A

Form of Sybase, Inc. Guaranty of Lease

GUARANTY AGREEMENT.

This Guaranty Agreement (“Guaranty”) is made and given by Sybase, Inc., a Delaware corporation (the “Guarantor”) to the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (the “Landlord”).

BACKGROUND

A. Landlord and AvantGo. Inc. (“AvantGo”) entered into a Lease dated March 31, 2000, as amended by a First Amendment to Lease dated July 27, 2001 and by a Second Amendment to Lease dated October 22, 2001 (collectively, the “LeaUse”) for certain real property located at 25901 Industrial Boulevard, Hayward, California, as more particularly described in the Lease.

B. On or about January 13, 2003, Guarantor entered into a letter agreement Pursuant to such agreement. Landlord agreed to consent to an assignment of AvantGo’s interest in the Lease to a subsidiary of Guarantor that acquired AvantGo. In exchange, Guarantor committed to guaranteeing the performance by such subsidiary of each and every obligation of Tenant under the Lease.

C. On or about February 26, 2003, iAnywhere Solutions, Inc. (“Assignee”) acquired all of the outstanding shares of AvantGo and, by virtue of such acquisition, Assignee assumed AvantGo’s interest of Tenant under, and as set forth in, the Lease.

D. In accordance with the letter agreement of January 13, 2003, Guarantor desires by this Guaranty to give Landlord an unconditional guarantee of the performance of the Lease by Assignee of each and every obligation that Tenant is to perform under the Lease.

AGREEMENT

10. Guaranty. Guarantor, as a material inducement to and in consideration of Landlord consenting to the assignment of AvantGo’s interest as Tenant under the Lease to Assignee unconditionally guarantees and promises to and for the benefit of Landlord the full, prompt, and complete performance, payment, observance, and fulfillment by Assignee as Tenant of each and every obligation, provision, term, covenant, and condition of the Lease that Tenant is to perform and the payment as and when due of all installments of rent and other monetary obligations payable under the Lease (the “Obligations”). Guarantor acknowledges and agrees that the Guaranty is an absolute guarantee of payment and performance.

11. Attorney Fees. Guarantor agrees to pay all expenses, including, without limitation, actual attorney fees and costs, paid or incurred by Landlord in endeavoring to collector secure performance of the Obligations, or any part thereof, or in enforcing this Guaranty.

12. Joint and Several Liability. If Guarantor is more than one person or entity, Guarantor’s obligations are joint and several and are independent of Tenant’s obligations. A separate action may be brought or prosecuted against any Guarantor whether this action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.

13. Primary Liability. Guarantor’s liability under this Guaranty is primary, direct, and immediate. Guarantor waives the right to require Landlord to:

(a) Proceed against Tenant or any other person;

(b) Proceed against or exhaust any security or collateral that Landlord holds from Tenant or

(c) Pursue any other remedy in Landlord’s power.

14. Waiver of Statute of Limitations. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

15. Bankruptcy or Reorganization of Tenant. In the event of any proceeding by or against Tenant, a composition, extension or reorganization under any provision of the Bankruptcy Code, or any other bankruptcy, insolvency, receivership, reorganization or similar proceeding, Guarantor expressly waives the extension of the obligations of this Guaranty under any provision of the Bankruptcy Code or any taw or rule applicable to such proceedings and hereby agrees that Landlord may proceed immediately to collect any amount due under the tarns of this Guaranty and to otherwise enforce this Guaranty.

16. Rights and Remedies Cumulate. All of Landlord’s rights and remedies herein specified are intended to be cumulative and not in substitution for any right or remedy otherwise available to Landlord.

17. Enforcement. If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both, or Landlord can enforce against Guarantor or Tenant, or both, any rights that it has under the Lease, this Guaranty, or both, or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord may enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor and without making any demand on either of them.

18. Waiver of Defenses. Guarantor waives any defenses arising by reason of any disability of Tenant, or by reason of the cessation from any cause whatsoever of the liability of Tenant GUARANTOR WAIVES ALL SURETYSHIP DEFENSES. Without limiting the generality of the foregoing sentence, Guarantor snail be liable and remain liable for the payment of the Obligations to the extent provided herein notwithstanding:

(a) Any previous discharge (partial or total) of Tenant from any further liability;

Ex. A-2

(b) Any bar temporary, partial or total) to the pursuit by Guarantor of any right or claim for indemnification from Tenant;

(c) any right or claim by Guarantor to be subrogated to the rights or claims of Landlord against Tenant or in and to the Premises;

(d) Any action or inaction or delay in acting by Landlord; or

(e) Landlord’s failure to enforce, or delay in enforcing, any of its rights under the Lease, or otherwise.

19. Amendments to Lease; Assignment of Lease. Guarantor authorizes Landlord, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, to:

(a) Amend or change the provisions of the Lease by agreement between Landlord and Tenant at any time, or by course of conduct, or by operation of law, or otherwise, without the consent of, and without notice to, Guarantor;

(b) Permit or suffer an assignment of the Lease or any subletting under the Lease, whether or not consented to by Landlord; or

(c) Take and hold security for the performance and payment of the Obligations and apply, enforce, exchange, waive, and release such security.

20. Waiver of Subrogation. Until all of the Obligations have been performed or paid in full, Guarantor shall have no right of subrogation against Tenant, Guarantor waives its right to enforce any remedies that Landlord now has, or may later have, against Tenant. Guarantor waives any right to participate In any security now or hereafter held by Landlord.

21. Waiver of Acceptance, Presentments, and Notice. Guarantor waives notice of acceptance of this Guaranty and all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and waives ail notices of the creation, existence, or incurring of new or additional obligations.

22. Miscellaneous Provisions.

(a) This Guaranty sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. This Guaranty may not be amended or rescinded in any manner except by an instrument in writing signed by a duty authorized officer or representative of each party hereto.

(b) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

Ex. A-3

(c) Should any of the provisions of this Guaranty be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Guaranty shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties.

(d) In the event any action is brought to enforce this Guaranty, the parties agree to be subject to exclusive in personam jurisdiction in the Superior Court for the State of California or in the United States District Court for the applicable district and agree that in any such action venue shall lie exclusively at Alameda County, California.

(e) No waiver of any right under this Guaranty shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Guaranty.

(f) Paragraph headings contained in this Guaranty are included for convenience only and form no part of the agreement between the parties.

(g) All notices or requests required or permitted under this Guaranty shall be in writing; shall be personally delivered or sent by certified max, return receipt requested, postage prepaid; shall be deemed given when so delivered or mailed, irrespective of whether such notice or request is actually received by the addressee, and shall be sent to the parties at the following addresses:

If to Landlord:

c/o Kennedy Associates Real Estate Counsel, Inc.

Attn: Senior Vice President - Asset Management

1215 Fourth Avenue, Suite 2400 Seattle, WA 98161

with a copy to:

c o Riggs Trust Real Estate Group

Attn: Patrick O. Mayberry

808 17th Street N.W.

Washington, DC 20006

If to Guarantor

Sybase, Inc.

Attn: Robert Hansen, Senior Director - Real Estate Facilities

One Sybase Drive, MSA3020

Dublin, CA 94568

Ex. A-4

Either party may change the address to which notices shall be sent by notice to the other party.

(h) This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, devisees, legatees, executors, administrators, personal representatives, successors, and assigns. If Landlord disposes of its interest in the Lease, the term “Landlord as used in this Guaranty shall mean Landlord’s successors.

(i) As used in this Guaranty, the masculine shall Include the feminine and neuter, the feminine shall include the masculine and neuter, the neuter shall include the masculine and feminine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

DATED this 9 day of May, 2003.

GUARANTOR:

Sybase, Inc., a Delaware corporation

By:	/s/ Robert O. Hansen
Name:	Robert O. Hansen
Its:	Sr. Director Real Estate

Ex. A-5

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of November 19, 2002 by and between the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Sec 9.18 “[                ], and AvantGo, Inc., a Delaware p (“Tenant”).

BACKGROUND

A. Landlord and Tentative are parties to that certain lease dated March 31, 2000 as amended by a First Amendment to Lease dated July 27, 2001 and a Second Amendment to Lease dated October 22, 2001 (collectively, the “Lease”), respecting certain premises (“Premises”) in the buildings located at 25901 and 25881 Industrial Road, Hayward, California, located in the Mt. Eden Business Park, as more fully described in the Lease.

B. The Second Amendment to Lease extended until December 31, 2002 the period during which Tenant may utilize the portion of Landlord’s Contribution allocated to the Building E Premises.

C. Landlord and Tenant desire to amend the lease to further extend the period during which Tenant may utilize the portion of Landlord’s Contribution allocated to the Building E Premises subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment, the parties mutually agree as follows:

1. Landlord’s Contributions. Tenant shall have until March 15, 2003 to utilize the portion of Landlord’s Contribution allocated to the Building E Premises. Tenant shall forfeit any portion of such amount not utilized before such date for Tenant Improvements in the Building E Premises.

2. Tenant’s Certification. Tenant certifies, represents and warrants to Landlord that Landlord is not in default under the Lease and has no knowledge of any act or omission by Landlord, including without limitation any acts or omissions relating to the use of Landlord’s Contribution for Tenant Improvements to the Building E Premises, that, with the passage of time or the giving of notice, would constitute a default by Landlord under the Lease.

3. Authority. Landlord and Tenant each warrant to the other that (a) all necessary corporate actions have been duly taken to permit it to enter into this Amendment and (b) the undersigned officer has been duly authorized and instructed to execute this Amendment.

4. Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Lease remain in full force and effect and are ratified and confirmed by this

Amendment. Landlord and Tenant acknowledge and agree that, except as provided in this Amendment, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

5. Brokers. Each party represents and warrant s to the other party that is has dealt with no broker or finder in connection with this Amendment. Each party shall indemnify, defend and hold harmless the other party from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its representation and warranty of this paragraph.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The parties agree that (a) this Amendment may be transmitted between them by facsimile machine, (b) faxed signatures constitute original signatures, (c) a faxed Amendment containing the signatures of all the parties is binding on the parties, and (d) facsimile transmission is delivery. At the request of any party, the parties will confirm facsimile transmitted signatures by signing an original document.

LANDLORD:		TENANT:

Multi-Employer Property Trust, a trust organized under 12 C.F.R., Section 9.18		AvantGo, Inc. a Delaware corporation

By:	Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory

By:	/s/ Preston R. Sargent	By:	/s/ David B. Cooper
Name:	Preston R. Sargent	Name:	David B. Cooper
Its:	Sr. Vice President	Its:	CFO

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), is made as of July 27, 2001, by and between THE MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18 (“Landlord”), and AVANTGO, INC., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant are parties to that certain lease dated March 31, 2000 (the “Lease”) respecting certain premises (the “Premises”) in the building located at 25901 Industrial Blvd., Hayward, California, located in the Mt. Eden Business Park; and

WHEREAS, the patties desire to amend the Lease to extend the period during which Tenant may utilize the portion of Landlord’s Contribution allocated to the Building E Premises. Unless other wise defined herein, capitalized terms are used herein as defined in the Lease.

NOW, THEREFORE, effective as of the date hereof, the parties hereto do hereby agree as follows:

1. Landlord’s Contribution. Notwithstanding the Provisions of Paragraph 1.f.iii.C. of Exhibit B to the Lease, Tenant shall have until April 1, 2002 to utilize the portion of Landlord’s Contribution allocated to the Building E Premises (i.e., $923,300.00). If any portion of such amount is not utilized prior to such date of the Tenant Improvements in the Building E Premises, such unused portion shall be forfeited by Tenant. Tenant acknowledges that the portion of Landlord’s Contribution allocated to the Building F Premises (i.e. $1,286,225.00) has been fully utilized by Tenant and disbursed by Landlord.

2. Ratification. Except as amended hereby, the Lease remains unmodified and in full force and effect.

3. Entire Understanding. This Amendment represents the entire understanding between of the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the patties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein or in the Lease, either oral or written, as an inducement to enter into this Amendment.

4. Brokers. Each party hereto represents and warrants to the other party hereto that it has dealt with no broker or finder in connection with this Amendment. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its foregoing representation and warranty.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6. Reimbursement of Landlord’s Expenses. Concurrently with Tenant’s execution and delivery of this Amendment, Tenant shall reimburse Landlord, by Tenant’s check payable to Simeon Commercial Properties, Landlord’s attorneys’ fees and disbursements in the amount of $500.00 in connection with the preparation of this Amendment. Tenant understand that Landlord’s willingness to enter into this Amendment is conditioned upon such reimbursement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Landlord:		Tenant:

MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R., SECTION 9.18, by its trustee Riggs & Company, a division of Riggs Bank N.A.		AVANTGO, INC. a Delaware corporation

By:	/s/ Mary Anne Martin	By:	/s/ David B. Cooper
Its:	Managing Director	Its:	CFO

		By:	/s/ Richard Owen
		Its:	CEO

EXHIBIT B

FORM OF BILL OF SALE

THIS BILL OF SALE, dated September     , 2004, is made between iANYWHERE SOLUTIONS, INC. a Delaware corporation and successor in interest to AvantGo, Inc. (“Seller”) and THERMAGE, INC., a California corporation (“Buyer”).

RECITALS

A. Seller, as Sublandlord, and Buyer, as Subtenant, entered into that certain Sublease Agreement, dated September             , 2004 (the “Sublease”), pursuant to which Buyer subleases from Seller improved real property located in the City of Hayward, County of Alameda, State of California commonly known and addressed as 25881 and 25901 Industrial Boulevard (the “Premises”).

B. Pursuant to the terms of this Bill of Sale and the Sublease, Buyer will purchase from Seller, and Seller will sell to Buyer, selected furniture and equipment (“Furniture and Equipment”), described in the attached Schedule 1, owned by Seller and located on the Premises.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as set forth below.

AGREEMENT

1. Seller hereby sells, transfers, conveys, assigns and delivers to Buyer its right, title and interest in and to the Furniture and Equipment.

2. Seller covenants represents and warrants that (1) Seller has full legal title to the Furniture and Equipment, free and clear of all liens, encumbrances, security agreements and financing statements, and (2) Seller has the right to sell the same.

3. Except as provided in the preceding paragraph, Seller sells, and Buyer purchases, the Furniture and Equipment “AS IS” and “WITH ALL FAULTS,” without any warranty or representation, express or implied, of any nature, including without limitation, any warranty of merchantability, fitness for a particular purpose or otherwise.

4. This Bill of Sale may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have, by their authorized corporate officers, executed this Bill of Sale as of the date first set forth above.

SELLER:

iANYWHERE SOLUTIONS, INC., a Delaware corporation and successor in interest to AvantGo, Inc.

DO NOT EXECUTE

By:
Name:.
Title:

BUYER:

THERMAGE, INC., a California corporation

DO NOT EXECUTE

By:
Name:.
Title:

SCHEDULE 1 TO EXHIBIT B

INVENTORY OF FURNITURE AND EQUIPMENT

Furniture to be purchased re. Sybase sublease to Thermage

Item	Brand name/item number	Size	Quantity	Original Cost	Approx. 20% of total		Sale Price
Office Furniture
Conference Tables all autumn maple finishes Total = 13
Custom Boardroom v-shape	Dependable Furniture	220” x 148” w/V-boxes
Credenza	Dependable Furniture	84” x 19”
Top grain black leather chairs	Via		approx. 30	$16,800	$3,400
Wood Lectern	Dependable Furniture	48” high x 30” w/extension
			Entire room w/out chairs	$18,000	$6,000	**	$9,400
Wood boat shaped large table #2	from San Mateo office	192”x 52” with V-box
Grey leather-like chairs	?		12	?	$250
Credenza		72” x 24”
					$1,000		$1,250
Wood Oval conf table #7	Dependable Furniture	72” x 41”
Black Leather chairs on wheels			6 chairs		$200
				$700	$200	*	$400
Wood Oval conf table #8	Dependable Furniture	72” x 41”
Credenza		36” x 18”	6 chairs		$200
Black Leather stationary chairs
				$700	$200		$400
Wood, wave shaped, conf #5	Dependable Furniture	108” x 42” elliptical base
Assorted color fabric chairs			8 chairs	$3,200	$700
Credenza with hinged doors	Dependable Furniture	20” x 66”
			entire room	$5,308	$1,500	**	$2,200
Wood, delta shape, conf #3	Dependable Furniture	106” x 48/36” elliptical base
Assorted color fabric chairs			8 chairs	$3,200	$700
Credenza with hinged doors	Dependable Furniture	20” x 60”
			entire room	$4,172	$1,000		$1,700
Wood, boat shape alpine conf #4	Dependable Furniture	168” x 48”w/V-boxes
Black synthetic black leather	VIA		12	$4,800	$900
Credenza with hinged doors	Dependable Furniture	84” x 19”
				$4,750 w/out lt chairs	$1,500	**	$2,400
Wood round table	Dependable Furniture	48” round wood clad base

Item	Brand name/item number	Size
#10 (off. 145); #9 (off 171); #11 (off 209); #12 (off. 210): #13 (off. 198)
Assorted color fabric chairs	Via Dyce conference chair		app. 25	$10,000	$2,000
			5 tables	$5,425	$1,100		$3,100
Wood octagon shaped table #6	Dependable Furniture	60” diameter
Assorted color fabric chairs			5 chairs	$2,000	$400
			1 table	$1,603.00	$500	***	$900
Kitchen Tables – Laminate 36” x 36” square
Blue top, black base	The Furniture Lab	36” x 36”	7
Backgammon top, black base	The Furniture Lab	36” x 36”	4
Checkers top, black base	The Furniture Lab	36” x 36”	4
Blue top, round, black base	The Furniture Lab	36” round	7
			22	$7,634	$1,525.00		$1,525
Kitchen Chairs – wrought iron, spoon/fork, harlequin or star design
Black wrought iron chairs	The Furniture Lab		104
Black tall bar stools	The Furniture Lab		5	$13,189	$2,700.00		$2,700
			109
TOTAL:							$25,975

EXHIBIT C

FORM OF CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Consent”) is made as of this     day of                     , 2004 by and among the MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 19.18 (“Landlord”), SYBASE INC. a Delaware corporation (“Sybase”), iANYWHERE SOLUTIONS, INC., a wholly-owned subsidiary of Sybase (‘Tenant”), and THERMAGE INC., a California corporation (“Subtenant”).

BACKGROUND

A. Landlord and AvantGo, Inc. (“AvantGo”) entered into a Lease dated March 31, 2000, as amended by a First Amendment to Lease dated July 27, 2001 and by a Second Amendment to Lease dated October 22, 2001 (as amended from time to time, the “Master Lease”), under which Landlord leased to AvantGo approximately 36,932 rentable square feet of space located in Building E and approximately 51,449 rentable square feet located in Building F located at 25881 Industrial Blvd., Hayward, California.

B. On or about January 13, 2003, Sybase, Inc., a Delaware corporation entered into a letter agreement with Landlord, pursuant to which Landlord agreed to consent to an assignment of AvantGo’s interest in the Master Lease to Tenant in connection with Tenant’s acquisition of all of the outstanding shares of stock of AvantGo. In exchange, Sybase agreed to guarantee the performance by such subsidiary of each and every obligation of tenant under the Master Lease.

C. On or about February 26, 2003, Tenant acquired all of the outstanding shares of stock of AvantGo and, by virtue of such acquisition, assumed all of AvantGo’s interest as tenant under, and as set forth in, the Master Lease

D. On or about May 9, 2003, Sybase gave Landlord an unconditional guaranty (“Guaranty”) of the performance of the Master Lease by Tenant of each and every obligation that tenant is to perform under the Master Lease.

E. Tenant and Subtenant have entered into a Sublease Agreement dated                         , 2004 (the “Sublease”). Pursuant to the Sublease, Tenant has agreed to sublease to Subtenant, and Subtenant has agreed to take and hire from Tenant, effective as of the Commencement Date (as defined in the Sublease) the entire Premises demised by the Master Lease consisting of approximately 88,381 rentable square feet (referred to in this Consent, interchangeably, as the “Premises” or the “Sublet Space”). The executed Sublease is attached as Exhibit A to this Consent.

F. Pursuant to the terms of the Master Lease, Tenant now seeks Landlord’s consent to such subletting.

AGREEMENT

1. Landlord’s Consent. Landlord hereby consents to the subletting of the Sublet Space by Tenant to Subtenant, pursuant to the Sublease, as a sublease permitted under the Master Lease, as both the Sublease and Master Lease are modified and supplemented by this Consent. Landlord’s consent is subject to and upon the terms and conditions set forth in this Consent, to each of which Landlord, Sybase, Tenant and Subtenant expressly agree.

2. Union Requirement. The Master Lease is hereby amended by adding the following Paragraph 40:

Tenant’s Work Performance. If Tenant performs Tenant Alterations costing in excess of $50,000, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond (or in lieu thereof, a letter of credit) to cover the entire work to be performed, which bond (or letter of credit) must be in form, amount and by a company acceptable to Landlord. Any Tenant Alterations costing in excess of $50,000 to be performed by Tenant shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Approval shall be subject to Landlord’s discretion and shall include a requirement mat the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations: (a) be a party to, or bound by, a collective bargaining agreement applicable to the geographic area in which the Land is located, applicable to the trade or trades in which the work under the contract is to be performed, and entered with one or more labor organizations affiliated with the Building and Construction Trades Department of the AFL-CIO or with an independent, nationally recognized labor organization or one of its affiliated locals, (b) solely employ members of such labor organizations to perform work within their respective jurisdictions, and (c) require each subcontractor of every tier who performs any work on the Project to comply with the provisions of clauses (a) and (b). Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the reasonable opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord, which approval shall not be unreasonably withheld or delayed; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the construction of the Tenant Alterations in accordance with this Section or any defect in design, material or workmanship of any Tenant Alterations.

3. Termination of Master Lease. If the Master Lease terminates for any reason, other than a “Default” by Subtenant under the Sublease (as defined in the Sublease), then Landlord shall recognize the Sublease as a direct lease between Landlord and Subtenant; provided, however, that (i) Landlord shall not be liable for any acts or omissions by Sybase nor subject to any claims by Tenant for any breach of the Sublease by Tenant, and (ii) Landlord shall have no obligation to return to Subtenant any Security Deposit under the Sublease which is not delivered to Landlord by Sybase or Tenant.

4. Permitted Uses and Capital Repairs and Replacements. The Sublet Space may also be used for office, light manufacturing, and warehousing as permitted by applicable law. Landlord acknowledges and agrees that any repairs, replacements, and modifications included in the definition of “Operating Expenses” under Paragraph 5(b) of the Master Lease (whether pursuant to subpart (viii), (x), (xi) or (xii) and whether or not required by wear and tear or a change in the laws applicable to the Premises) that are capital in nature (as defined in Paragraph 5(b) of the Master Lease) shall be amortized in the manner described in Paragraph 5(b) of the Master Lease.

5. Hazardous Substances.

(a) By virtue of Subtenant’s use of the Sublet Space for the Permitted Uses, Subtenant from time to time will store, handle and generate Hazardous Substances on the Sublet Space. With respect to any such Hazardous Substances stored, handled or generated at the Sublet Space, Subtenant shall only do so in accordance with a hazardous materials program (including without limitation, emergency spill response plans) adopted by Subtenant, fully disclosed to Landlord and Tenant, consistent with the Hazardous Materials Program (as defined below), and in full compliance with subparagraph 5(d) below. Attachment 1 lists the items disclosed by Subtenant to Landlord (the “Disclosed Hazardous Substances”). Landlord approves Subtenant’s use of the Disclosed Hazardous Substances; provided that Subtenant shall implement training, procedures, and management guidelines for use of the Disclosed Hazardous Substances at the Sublet Space.

(b) Upon expiration or earlier termination of the Master Lease, Subtenant shall be obligated to remove all detectable levels of Hazardous Substances stored, placed, manufactured, refined, handled, generated, blended, recycled, used, placed upon, disposed of, or released on, in, under or about the Sublet Space, and the Building by Subtenant or Subtenant’s Agents.

(c) At least once during each twelve (12) month period of the term of the Sublease, upon request, Subtenant shall provide Landlord and Tenant with an updated list of any Hazardous Substances, to the extent material, reasonably anticipated to be generated, handled, stored and disposed of during the succeeding twelve (12) month period and the methods of disposal of waste chemicals, together with copies of Subtenant’s Hazardous Materials Program relating thereto.

(d) Subtenant agrees that (i) the storage, handling and use of all Hazardous Substances permitted pursuant to this Paragraph 5 must at all times conform to all Governmental

Requirements and to applicable fire, safety and insurance requirements; (ii) the types and quantities of permitted Hazardous Substances which are stored in the Sublet Space must be reasonable and appropriate to the nature and size of Subtenant’s operation in the Sublet Space and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (iii) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land, Building or Project or discharged from the Sublet Space. Upon request, Subtenant shall deliver to Landlord and Tenant copies of all environmental permits required by Governmental Requirements, (including without limitation, hazardous waste disposal, wastewater discharge, and air emissions permits). In no event will Subtenant be permitted to store, handle or use on, in, under or around the Sublet Space any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless (x) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord and Tenant; and (y) Subtenant has agreed in writing to pay any rate increase related to each such Hazardous Substance and Landlord has agreed in writing to look solely to Subtenant for payment of such rate increase.

(e) Notwithstanding anything to the contrary in the Master Lease, this Consent or the Sublease, Subtenant shall not be required to reimburse Tenant or Landlord for, perform, required to pay directly, or otherwise be responsible for the cost of remediation or any other Claim arising out of Hazardous Substances not introduced into or onto the Land, the Building or the Sublet Space by Subtenant or any of the Subtenant Parties (as defined below).

6. Signage. Landlord shall not unreasonably withhold its consent to Subtenant’s request for any signage currently granted to Tenant, so long as such signage complies with Governmental Requirements and Landlord’s sign policies.

7. Condition of Sublet Space. Landlord acknowledges to Tenant and Subtenant that Landlord has inspected the Sublet Space and has determined that the existing condition of the Sublet Space is consistent with the repair condition required of Tenant under the Master Lease, including without limitation, Section 10 thereof). Landlord further agrees that any obligation of Tenant to maintain and repair the Premises and/or to surrender the Premises following the termination of the Master Lease, and any obligation of Subtenant to maintain and repair the Sublet Space and/or to surrender the Sublet Space following the termination of the Sublease (or any New Direct Lease between Landlord and Subtenant) shall be satisfied if the Sublet Space is maintained and surrendered in the condition existing on the date of this Consent, except for (a) ordinary wear and tear, (b) casualties, (c) condemnations, (d) alterations and improvements installed in the Sublet Space by Subtenant, its subtenants, assigns, or their respective agents, employees, contractors and invitees (“Subtenant Parties”) which Landlord agrees in writing may be surrendered, and (e) Hazardous Substances not introduced to the Sublet Space by Subtenant or any Subtenant Parties. If Landlord and Subtenant enter into a New Direct Lease to become effective upon expiration of the Master Lease, Landlord agrees that (i) Sybase and Tenant shall be relieved of all duties and obligations pertaining to the surrender of the Premises upon expiration of the Master Lease; (ii) Landlord shall look solely to Subtenant for performance of all obligations imposed by such New Direct Lease; and (iii) Sybase and Tenant shall have no liability to Landlord or Subtenant under such New Direct Lease.

8. Construction of Subtenant’s Initial Improvements. Subtenant will be installing significant tenant improvements in the Sublet Space at Subtenant’s sole expense immediately following the execution of the Sublease (the “Initial Improvements”). Landlord may require Subtenant, at Subtenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage as described in Paragraph 11 below and Landlord may, in its absolute discretion, require that Subtenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company reasonably acceptable to Landlord. Subtenant shall have the right to deliver to Landlord a letter of credit in form reasonably satisfactory to Landlord instead of a payment and performance bond. All Initial Improvements shall be (1) completed in accordance with the plans and specifications approved by Landlord and Tenant; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Subtenant shall pay for all damage to the Premises, Building and Land caused by Subtenant or Subtenant’s Parties relating to the completion of the Initial Improvements. Subtenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any claims arising as a result of the construction of the Initial Improvements or any defect in design, material or workmanship of any of the Initial Improvements. Any payment and performance bond, or letter of credit in lieu thereof, posted by Subtenant under this Paragraph 8 shall be deemed to satisfy any requirement that Tenant post a bond or letter of credit pursuant to Paragraph 40 of the Master Lease (added by Paragraph 2 of this Consent). Notwithstanding anything to the contrary in the Master Lease, all trade fixtures and personal property installed in the Sublet Space at Subtenant’s expense (“Subtenant’s Property”) shall at all times remain Subtenant’s property and Subtenant shall be entitled to all depreciation, amortization and other tax benefits with respect to Subtenant’s Property. At any time Subtenant may remove Subtenant’s Property from the Sublet Space, provided Subtenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Subtenant’s Property.

9. Damage or Destruction. So long as Subtenant (or any permitted assignee of Subtenant under the terms of the Sublease) is the sublessee of Sublandlord (or the direct lessee of Landlord) with respect to the Sublet Space, Landlord, Sublandlord, and Subtenant agree that Section XX of the Master Lease shall be of no force and effect and the following shall apply:

(a) If the Sublet Space is damaged by fire, earthquake or other casualty (the “Casualty”), Tenant or Subtenant shall give immediate written notice thereof to Landlord. Landlord shall notify Tenant and Subtenant of its reasonable estimate of the amount of time required to restore the Sublet Space within sixty (60) calendar days of Landlord’s receipt of written notice of the damage). If the damage can be repaired to meet Subtenant’s business needs within one hundred eighty (180) calendar days after Landlord is notified of such damage and if the insurance proceeds available to repair such damage plus any additional funds Tenant or Subtenant elect in their discretion to contribute are sufficient to complete the restoration, then Landlord shall proceed with reasonable diligence to restore the Sublet Space to substantially the condition which existed prior to the damage and the Master Lease and the Sublease shall not terminate. If, in Landlord’s reasonable estimation, the damage cannot be repaired within such 180 calendar day period or if there are insufficient insurance proceeds and contributed restoration funds available to repair such damage,

Landlord may elect in its absolute discretion to either: (i) terminate the Master Lease (in which case the Sublease shall also terminate) or (ii) restore the Sublet Space to substantially the condition which existed prior to the damage and the Master Lease and Sublease will continue.

(b) If Landlord elects to restore or is required to restore the Sublet Space under subparagraph 9(a) above, then Landlord shall, at its sole cost and expense, restore the Sublet Space with reasonable diligence to substantially the condition existing prior to the casualty; provided that Landlord shall not be obligated to restore Tenant Improvements and Tenant Alterations installed by Tenant or Tenant’s furniture, fixtures or equipment, the Initial Improvements, any Sublessee Alterations or other Subtenant’s Property. If not required to restore pursuant to subparagraph 9(a), Landlord shall provide Tenant and Subtenant with notice of its election to restore the Sublet Space within sixty (60) days of Landlord’s receipt of written notice of the damage, which notice shall also specify the expected duration of such restoration. Failure to so elect shall be deemed Landlord’s decision not to restore. During the restoration period, the Base Rent and Additional Rent under the Sublease and the Master Lease shall abate for the period during which the Sublet Space is not reasonably suitable for Subtenant’s business needs. If only a portion of the Sublet Space is rendered not reasonably suitable for Subtenant’s business needs, the Base Rent and Additional Rent under both the Sublease and the Master Lease shall abate based on the ratio that the area not suitable for Subtenant’s business needs bears to the total area of the Sublet Space. When performing such restoration, Landlord will not be obligated to spend more than the net insurance proceeds received by Landlord as a result of such casualty plus an amount equal to the applicable deductible under Landlord’s insurance policy plus such additional funds as Subtenant or Tenant may elect to contribute for the restoration. If the time reasonably estimated for restoration of the Sublet Space exceeds 180 calendar days, or if Landlord fails to complete such restoration within the time estimated for the restoration as such time period may be extended by Force Majeure events (but not by more than 90 days), then Subtenant shall have the right to terminate the Sublease, and if Subtenant terminates the Sublease, Tenant shall have the right to terminate the Master Lease upon fifteen (15) Business Days’ written notice to Landlord. If the Sublease does not terminate, then the deductibles payable under the casualty policy and by Subtenant under the Sublease shall be paid by Subtenant to Landlord for the benefit of Landlord and Tenant in accordance with the terms of the Sublease. If the Master Lease does not terminate, then the deductibles payable under the casualty policy and by Landlord under the Master Lease which are not paid by Subtenant pursuant to the foregoing sentence shall be paid by Tenant to Landlord for the benefit of Landlord and Subtenant in accordance with the terms of the Master Lease. Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Sublet Space and any other related losses or damages incurred by Tenant during any reconstruction period.

(c) Notwithstanding anything contained in the Master Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate the Master Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

(d) Notwithstanding the foregoing, if the Sublet Space or the Building are wholly or partially damaged or destroyed within the final six (6) months of the term of the Master Lease or any direct lease for the Sublet Space between Landlord and Subtenant, then Landlord may, at its option, elect to terminate the Master Lease, Subtenant may, at its option, elect to terminate the Sublease, and, if Subtenant so terminates the Sublease, then Tenant may, at its option, elect to terminate the Master Lease upon written notice to the other parties within thirty (30) days following such damage or destruction.

10. Subtenant Insurance.

(a) In the event that the Sublease becomes a direct lease between Landlord and Subtenant, Subtenant shall, throughout the remainder of the Master Lease Term (or any extended New Direct Lease term), at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Subtenant’s liability insurance:

(i) A policy of commercial general liability insurance, including a contractual liability endorsement covering Subtenant’s obligations under the paragraph captioned “Indemnification”, insuring against claims of bodily injury and death or property damage or loss with a combined single limit of not less than Two Million Dollars ($2,000,000.00), which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord and, at Landlord’s request Landlord’s mortgage lenders) or investment advisors, as additional insureds;

(ii) The policy of special form property insurance (which is commonly called “all risk”) (A) required to be carried by Subtenant under the terms of the Sublease covering the Tenant Improvements and Tenant Alterations (including Telecommunication Facilities) installed in the Sublet Space by Tenant, and (B) insuring for their full replacement cost any and all Initial Improvements, Sublessee Alterations, Sublessee Property and other furniture, fixtures, equipment, inventory, improvements and other property of Subtenant in or about the Sublet Space which is not owned by Landlord.

(iii) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

(iv) A policy or worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than Five Hundred Thousand and No/100 Dollars ($500,000.00); and

(v) A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

(b) All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord. Subtenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lender(s), certificates evidencing the existence and amounts of all such policies.

(c) If Subtenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Subtenant to Landlord on demand.

11. Landlord’s Insurance. Landlord shall, throughout the term of the Master Lease and the term of any New Direct Lease between Subtenant and Landlord, keep and maintain in full force and effect:

(a) Commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis;

(b) “Special Form” property insurance (what is commonly called “all risk”) covering the Building, and, after termination of the Master Lease, the Tenant Improvements and Tenant Alterations installed in the Sublet Space by Tenant (but not the Initial Improvements, Sublessee Alterations or Subtenant Property in the Sublet Space) and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

(c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord. Landlord shall deliver to Subtenant and, at Subtenant’s request Subtenant’s mortgage lenders), certificates evidencing the existence and amounts of all such policies. The cost of such policies shall be included in Operating Expenses under the Master Lease (and reimbursable by Tenant and/or Subtenant).

12. Waiver of Subrogation. Notwithstanding anything in the Master Lease or Sublease to the contrary, Landlord, Tenant, and Subtenant hereby each waive and release each other from any and all claims or any loss or damage that may occur to the Land, Building, Premises, Sublet Space, Tenant Improvements, Tenant Alterations, Initial Improvements, Sublessee Alterations, and/or other personal property located therein, by reason of fire, other casualty, or any peril typically covered by the casualty insurance of the type required above, regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Subtenant or any of their Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if a party fails to maintain the policies required by the Master Lease or the Sublease, the insurance proceeds that would have been paid to such releasor if the policy had been maintained. Each party to this Consent shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

13. Right to Cure Landlord Default. Notwithstanding anything in the Master Lease, the Sublease or this Consent to the contrary, if Landlord is in default under the Master Lease, which default materially or adversely affects the conduct of Subtenant’s business from the Sublet Space or increases the cost of Subtenant’s occupancy, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of written notice from Tenant as provided under the Master Lease or by Subtenant pursuant to this Consent, but in any event not later than thirty (30) days after receipt of such notice in cases other than emergencies and not later than one (1) Business Day after receipt of such notice in cases of emergencies, then either Tenant or Subtenant may proceed to take the required action upon delivery of an additional two (2) Business Day notice to Landlord in cases other than emergencies and an additional two (2) hour notice to Landlord in cases of emergencies, specifying that Tenant or Subtenant, as applicable, is taking such required action. If such action was required under the terms of this Master Lease to be taken by Landlord and was not commenced by Landlord as required by the Master Lease, then Tenant or Subtenant, as applicable, shall be entitled to prompt reimbursement by Landlord of the reasonable costs and expenses in taking such action, plus interest thereon at the Prime Rate accruing from the date of invoice until payment by Landlord. In the event Tenant or Subtenant takes such action, Tenant or Subtenant shall use only those contractors used by Landlord in the Building (to the extent such contractors have been previously identified to Tenant and Subtenant in writing by Landlord) for such curative work, unless such contractors are unavailable due to the “emergency” nature of the work or are unwilling or unable to perform, or timely perform, such work, in which event Tenant or Subtenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Promptly following completion of any work taken by Tenant or Subtenant, as applicable, Tenant or Subtenant shall deliver to Landlord a detailed invoice of the work completed, the materials used and the costs relating thereto. Within thirty (30) days after receipt of such invoice from Tenant or Subtenant along with the required documentation, Landlord shall pay such amount expended by Tenant or Subtenant, as applicable, and as set forth in such invoice, or deliver a detailed written objection to Tenant and Subtenant of the payment of such invoice. Landlord’s written objection to the payment of such invoice shall set forth the reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Master Lease or that the charges are excessive. If Landlord reasonably objects to the invoice, Landlord shall pay the amount it contends would not have been excessive and the remainder shall be payable when any resulting dispute is resolved by agreement of the parties or final judgment (together with interest on the late payment as aforesaid). As the sole remedy of Tenant or Subtenant, Tenant or Subtenant may claim a default by Landlord under the Lease, provided that in no event shall Tenant or Subtenant be permitted to terminate the Master Lease based upon such a default by Landlord. Neither Tenant nor Subtenant shall have no right to deduct or offset against sums payable by Tenant under the Master Lease as a consequence of Landlord’s default.

14. Events of Default. Landlord agrees to give concurrent notices to Tenant and to Subtenant of any notices of default required to be given by Landlord to Tenant under the Master Lease. Landlord will allow either Tenant or Subtenant to cure any default by Tenant under the Master Lease. If a non-monetary default under the Master Lease is caused by Subtenant, notwithstanding the provisions of the Master Lease to the contrary, Subtenant shall have twenty (20) calendar days after receipt of such default notice from Landlord to undertake to cure the non-monetary default or such additional time as is reasonably needed to cure the default provided that Subtenant shall diligently pursue the cure and complete the cure within a reasonable time.

15. No Waiver. Nothing contained in this Consent shall:

(a) as a representation or warranty by Landlord, and, except as expressly set forth in this Consent, Landlord shall not be bound or estopped in any way by the provisions of the Sublease;

(b) except as expressly set forth herein, be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease, (ii) any of Tenant’s obligations under the Master Lease, (iii) any of Sybase’s obligations under the Guaranty, or (iv) any rights or remedies of Landlord under the Master Lease or the Guaranty or otherwise or to enlarge or increase Landlord’s obligations or Tenant’s rights under the Master Lease or otherwise. Without limiting the generality of the foregoing, nothing contained in this Consent shall be construed to modify, waive or affect Landlord’s rights under subparagraph 14c of the Master Lease to collect additional Base Rent from Tenant based on rent payable to Tenant from Subtenant, and Landlord expressly reserves its rights to collect such sums if, as and when they become due and payable; or

(c) be construed to waive any present or future breach or default on the part of Tenant under the Master Lease. In case of any conflict between the provisions of this Consent and the provisions of the Sublease, the provisions of this Consent shall prevail unaffected by the Sublease.

16. Assignment. This Consent is not assignable, except to a permitted assignee of the Subtenant’s interest in the Sublease in accordance with the terms of the Sublease and the Master Lease.

17. Subordination. Subject to the terms and conditions of this Consent, the Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of this Consent and the provisions of the Master Lease, so long as the Sublease is in effect, the provisions of this Consent shall prevail and, if the Sublease terminates prior to termination of the Master Lease, after such termination the Master Lease shall prevail. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease as modified by this Consent shall prevail unaffected by the Sublease.

18. No Release. Neither the Sublease nor this Consent shall release or discharge Tenant from any liability under the Master Lease or Sybase from any liability under the Guaranty. Subject to the terms of this Consent, Tenant shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease (as amended by this Consent) on the part of Tenant to be performed and observed. Any breach or violation of any provision of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

19. Further Assignment. This Consent shall not be construed as a consent by Landlord to any further subletting either by Tenant or Subtenant or to any modification of the Sublet Space or to any modification or amendment to the Sublease. Except as may be expressly permitted by the Master Lease and this Consent, the Sublease may not be assigned, modified, amended, renewed or extended nor shall the Sublet Space, or any part thereof, be further sublet without the prior written consent of the Landlord thereto in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.

20. Attornment. Upon expiration or any earlier termination of the term of the Master Lease, or in any case of the surrender of the Master Lease by Tenant to Landlord, except as provided in the next succeeding sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender and Subtenant shall vacate the Sublet Space on or before such date. If the Master Lease shall expire or terminate during the term of the Sublease for any reason other than as set forth in the Master Lease with respect to a condemnation, as set forth in this Consent due to destruction by fire or other cause, or as a consequence of a default by Subtenant under the Sublease, the Sublease will continue as a direct lease between Landlord and Subtenant with the same force and effect as if Landlord, as lessor, and Subtenant, as lessee, had entered into a lease as of such effective date for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease, Subtenant shall attorn to Landlord and Landlord, and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Tenant and Subtenant thereunder prior to such effective date, respectively, except that in no event shall Landlord be:

(a) liable for any act or omission by Tenant, or

(b) subject to any offsets or defenses which Subtenant had or might have against Tenant,

(c) bound by any amendment to the Sublease not consented to by Landlord.

21. Extension Option.

(a) Subject to the terms and conditions set forth below, upon the expiration of the Master Lease, Subtenant shall have the option to extend its tenancy under a New Direct Lease with Landlord as to all, but not less than all, of the then-existing Sublet Space, for one (1) extension period of three (3) years. In order to exercise the option to extend, Subtenant must satisfy all of the following requirements: (i) Subtenant shall have provided Landlord with written notice of Subtenant’s intention to exercise the option to extend, which notice must be received by Landlord no earlier than nine (9) months and not later than six (6) months before the expiration date of the term of the Master Lease; and (ii) as of the date that Subtenant notifies Landlord of Subtenant’s intention to exercise the option and as of the expiration of the term of the Master Lease, there shall be no Default by Subtenant under the Sublease.

(b) In the event, Subtenant exercises its option to enter into a New Direct Lease with Landlord, Subtenant shall, upon request of Landlord, evidence any such extension through the execution of a lease to be provided by Landlord. The extension shall be on market terms (including rent) then in effect for comparable properties in the Oakland, California metropolitan area, of equivalent size, at the commencement of the extension period (“Fair Market Rental Rate”), as mutually determined by Landlord and Subtenant; provided that, the monthly Base Rent during the extension period shall not be less than One Dollar ($1.00), triple net, per rentable square foot per month. The other terms and conditions of the New Direct Lease shall be (i) those terms and conditions that are then being offered by Landlord to other tenants of its real property, as negotiated and agreed upon by Landlord and Subtenant in good faith, or (ii) if Landlord and Subtenant cannot agree upon any such term or condition, then that term and condition shall as provided in the Master Lease, as modified by the Consent.

(c) If Landlord and Subtenant cannot agree on the Fair Market Rental Rate within thirty (30) calendar days of receipt by Landlord of the notice of intent to exercise the option to extend, Landlord shall, no more than fifteen (15) calendar days thereafter, select an independent M.A.I. real estate appraiser or real estate broker (certified in the State of California) with at least ten (10) years experience in the Oakland, California metropolitan commercial real estate market, who shall prepare a written market report of the Fair Market Rental Rate using the assumptions described in this paragraph. The market report shall be completed and delivered to Subtenant and Landlord within fifteen (15) calendar days from the date Landlord selects the appraiser/broker. Such appraiser/broker’s determination of Fair Market Rental Rate shall be determinative unless Subtenant disputes it as provided in the next sentence. If Subtenant disputes such determination, Subtenant shall within fifteen (15) calendar days following delivery of the market report, deliver to Landlord written notice (i) that Subtenant disputes such determination, and (ii) of the identity of the appraiser/broker selected by Subtenant meeting the qualifications set forth in this paragraph. The appraiser/broker selected by Subtenant shall submit his market report of the Fair Market Rental Rate using the assumptions described in this paragraph within fifteen (15) calendar days following the delivery of Subtenant’s notice to Landlord disputing the initial market report. If the two market reports are within five percent (5%) of each other (based on the higher number), the Fair Market Rental Rate shall be the average of the two appraisers/brokers’ determination of fair market rent. If not, then within ten (10) calendar days after the delivery of the second market report, the two appraisers/brokers shall appoint a third appraiser/broker meeting the qualifications set forth in this paragraph, and the third appraiser/broker shall deliver his decision within ten (10) calendar days following his selection and acceptance of the market report assignment. The third appraiser/broker shall be limited in authority to selecting, in this opinion, which of the two earlier market report determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third appraiser/broker must choose one of the two earlier determination, and, upon doing so, the third appraiser/broker’s determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the appraiser/broker it selected; if a third appraiser/broker is selected, the party whose determination is not selected to be the Fair Market Rental Rate by said third appraiser/broker shall pay all of said appraiser/broker’s costs and fees.

22. Liability. Until the expiration of the term of the Master Lease, Tenant and until the termination of the Sublease, Subtenant, shall be and continue to be liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Space prior to the expiration of the Master Lease. If a separate submeter shall be installed to measure electric current furnished to the Sublet Space, then payment for the current so furnished shall be made by Subtenant or Tenant, as applicable under the Sublease, directly to Landlord as and when billed and furnishing of such current shall be in accordance with and subject to all of the applicable terms, covenants and conditions of the Master Lease. Neither Sybase nor Tenant shall be liable under any New Direct Lease between Landlord and Subtenant pursuant to Paragraph 22 above.

23. Notices. Any notice or communication with any party hereto may desire or be required to give to any other party under or with respect to this Consent shall be given, in the case of Landlord at its address set forth below, and in the case of Tenant or Subtenant at the building in which the Sublet Space is located, or in any case at such other address as such other party may have designated by notice given in accordance with the provisions of this paragraph. All such notices or communications shall be transmitted by personal delivery, reputable express or courier service, or United States Postal Service, postage prepaid. All such communications shall be deemed delivered and effective on the earlier of (a) the date received or refused for delivery, or (b) five (5) calendar days after having been deposited in the United States Postal Service, postage prepaid. Those communications which contain a notice of breach or default, a notice of an event or occurrence that with the passage of time or the giving of notice, or both, would cause a breach or default to arise, or a demand for performance shall be transmitted by (i) United States Postal Service, certified mail, return receipt requested; or (ii) personal delivery, provided that such personal delivery includes a receipt from a representative of the addressee indicating that delivery has occurred; or (iii) reputable express or courier service.

24. Attorney’s Fees. In the event that Landlord, Tenant, or Subtenant places the enforcement of this Consent, the Master Lease or Sublease, or any part thereof, or the collection of any rent or other sums due, or to become due thereunder, or recovery of possession of the Premises in the hands of an attorney, the then non-prevailing party or parties in such action shall, upon demand, reimburse the prevailing party or parties the reasonable attorneys’ fees and court costs incurred by such prevailing party.

25. Prepaid Rent. Tenant and Subtenant expressly acknowledge and agree that, notwithstanding any language to the contrary in the Sublease, Tenant shall not collect from Subtenant, and Subtenant shall not pay to Tenant, any rent under the Sublease more than one (1) month in advance of its due date.

26. Processing Costs. In accordance with subparagraph 14b of the Master Lease, Tenant agrees to pay Landlord One Thousand and No/100 Dollars ($1,000.00) as an administrative fee plus Landlord’s reasonable attorneys’ fees. The balance of Landlord’s Processing Costs (as defined in subparagraph 14(b) of the Master Lease) shall be borne fifty percent (50%) by Tenant and fifty percent (50%) by Subtenant.

27. Landlord’s Acknowledgements. Solely for the benefit of Subtenant, and without waiving any claim Landlord may have against Tenant, Landlord hereby represents to Subtenant that (i) there is no mortgage, deed of trust, or other lien claimed through Landlord encumbering the Property as of the date of this Consent and (ii) all Rent due and payable by Tenant under the Master Lease has been received by Landlord, Landlord has not notified Tenant of any default under the Master Lease that has not been cured to Landlord’s satisfaction, and, to the Landlord’s knowledge, no other default (or circumstance that with the giving of notice, the passage or time or both would be a default) by Tenant currently exists under the Master Lease.

28. Entire Agreement. This Consent shall be construed in accordance with the laws of the State of California, contains the entire agreement of the parties hereto respect to the subject matter hereof, and may not be changed or terminated orally or by course of conduct.

<Signatures on following pages>

DATED this      day of September, 2004

Designated Address for Landlord:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel, Inc. Attn: Senior Vice President – Asset Management	MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18
1215 Fourth Avenue, Suite 2400 Seattle, Washington 98161 Facsimile: 206-682-4769	By:	Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory
DO NOT EXECUTE
By:
and to:	Name:
Its:
Multi-Employer Property Trust c/o Riggs Bank N.A. Attn: Senior Vice President/MEPT or Patrick O. Mayberry 808-17th Street NW, 7th Floor
Washington, D.C. 20006-3944
Facsimile: 202-835-6887

Tenant's Designated Address:	TENANT:

iAnywhere Solutions, Inc.	iAnywhere Solutions, Inc., a wholly-owned
c/o Sybase, Inc.	subsidiary of Sybase, Inc., a Delaware
Attn: Robert Hansen, Senior Director -	corporation
Real Estate Facilities
One Sybase Drive, MS A3020	DO NOT EXECUTE
Dublin, California 94569
Facsimile:
By:
Name:
Its:

Subtenant's Designated Address:	SUBTENANT:

Thermage, Inc., a California corporation

DO NOT EXECUTE
Attn:	By:
Name:
Facsimile:	Its:

Sybase’s Designated Address:	SYBASE:

Sybase, Inc.
Attn: Robert Hansen, Senior Director - Real Estate Facilities	Sybase, Inc., a Delaware corporation DO NOT EXECUTE
One Sybase Drive, MS A3020 Dublin, California 94569
Facsimile:
By:
Name:
Its:

ATTACHMENT 1 TO EXHIBIT C

DISCLOSED HAZARDOUS SUBSTANCES

Thermage Chemical Inventory

8/12/2004

Chemical Name	Manufacturer	Quantity	MSDS Avail.?	Date
Citrisolv	Fisher Scientific	3 gal	Y	8/11/2004
Clear-Rite 3	Richard-Allan Scientific	3 gal	Y	8/11/2004
Histoprep 100% Ethyl Alchohol	Fisher Scientific	4 gal	Y	8/11/2004
Histoprep 95% Ethyl Alchohol	Fisher Scientific	6 gal	Y	8/11/2004
Histoprep 70% Ethyl Alchohol	Fisher Scientific	5 gal	Y	8/11/2004
Formalin 10% Neutral Buffered	Richard-Allan Scientific	12L	Y	11/11/2003
Bleach	Clorox	6L	Y	11/11/2003
Phosphate Buffer Saline, 10x solution	Fisher Scientific	6L	Y	8/11/2004
Acetone, 99.5%	Fisher Scientific	1L	Y	8/11/2004
Acrylamide, 40% solution	Fisher Scientific	1L	Y	11/11/2003
Buffer, Standard, pH 10.00	Oakton	1L	Y	11/11/2003
Buffer, Standard, pH 4.01	Oakton	1L	Y	11/11/2003
Buffer, Standard, pH 7.00	Oakton	1L	Y	11/11/2003
Butanol	Fisher Scientific	1L	Y	8/11/2004
Hydrochloric Acid, 0.1N Standard	Acros Organics	1L	Y	11/11/2003
Potassium Chloride, standard soln	Oakton	1L		8/11/2004
Target Retrieval Solution (High pH)	DakoCytomation	1L	Y	8/11/2004
Tissue-Tek OCT Compound	Sakura	1L	Y	11/11/2003
Potassium Chloride	Shape Products	1lb	Y	11/11/2003
Silbione	Rhodia	4lb	Y	11/11/2003
Electroless Tin Plating Solution, ST 225	Kepro Circuit Systems	900mL	Y	11/11/2003
Glutaraldehyde 2.5%	Tousimis	600mL	Y	8/11/2004
Harris Hematoxylin, Mercury-Free	Fisher Scientific	600mL	Y	11/11/2003
Acetic Acid, Glacial	Fisher	500mL	Y	12/10/2003
Brij 30	Spectrum	500mL	Y	11/11/2003
Electrode Cleaner	Oakton	500mL	Y	11/11/2003
Eosin Y Solution	Fisher Diagnostics	500mL	Y	11/11/2003
Formalin 37% Solution	Sigma	500mL	Y	8/11/2004
Glycerin	Spectrum	500mL	Y	11/11/2003
Hydrogen Peroxide (3% soln)	LabChem	500mL	Y	12/10/2003
Hydrogen Peroxide (30% soln)	LabChem	500mL	Y	8/11/2004
Masson trichrome stain kit- Weigert’s Iron Hematoxlin solution part A	Richard-Allan Scientific	500mL	Y	8/11/2004
Nuclear Fast Red	VectorLabs	500mL	Y	8/11/2004
pH Electrode Storage Solution	Oakton	500mL	Y	11/11/2003
Picric Acid (saturated)	LabChem	500mL	Y	12/10/2003
Polysorbate 20	Spectrum	500mL	Y	11/11/2003
Polysorbate 80	Spectrum	500mL	Y	11/11/2003
Potassium Permanganate (5% soln)	LabChem	500mL	Y	12/10/2003
Target Retrieval Solution (Low pH)	DakoCytomation	500mL	Y	8/11/2004
Butane Fuel	Ronson	200mL	Y	11/11/2003
Propylene Glycol	Spectrum	300mL	Y	11/11/2003

Chemical Name	Manufacturer	Quantity	MSDS Avail.?	Date
Masson trichrome stain kit- aniline blue stain	Richard-Allan Scientific	250mL	Y	8/11/2004
Masson trichrome stain kit- Biebrich Scarlet-Acid Fuchsin solution	Richard-Allan Scientific	250mL	Y	8/11/2004
Masson trichrome stain kit- phosphotungstic-phosphomolybdic acid solution	Richard-Allan Scientific	250mL	Y	8/11/2004
Xylocaine	AstraZeneca	250mL	Y	11/11/2003
Dioctyl Phthalate, 99%	Aldrich	200mL	Y	11/11/2003
Ferric Chloride		200mL	Y	11/11/2003
Permount Mounting Media	Fisher Scientific	200mL	Y	8/11/2004
Citrate Solution	Sigma	100mL	Y	8/11/2004
EDTA Disodium 0.5M	Sigma	100mL	Y	8/11/2004
Sodium Hydroxide Solution 1.0M	Fluka	100mL	Y	11/11/2003
sodium hydroxide, 10M:	Sigma	100mL	Y	8/11/2004
Hematoxylin Solution	Sigma	50mL	Y	8/11/2004
Trizmal 6.3 concentrate	Sigma	50mL	Y	8/11/2004
Fast Red Violet Base Solution	Sigma	10mL	Y	8/11/2004
Naphthol AS-d chloroacetate Solution	Sigma	10mL	Y	8/11/2004
Sodium Nitrate Solution		10mL		8/11/2004
Peroxidase substrate kit - Buffer	VectorLabs	3mL	Y	12/10/2003
Peroxidase substrate kit - Diaminobenzidine	VectorLabs	3mL	Y	12/10/2003
Peroxidase substrate kit - Hydrogen peroxide	VectorLabs	3mL	Y	12/10/2003
Peroxidase substrate kit - Nickel chloride	VectorLabs	3mL	Y	12/10/2003
Peroxidase Substrate kit- NovaRED	VectorLabs	3mL	Y	8/11/2004
Thimerosal (Vectastain)	VectorLabs	3mL	Y	12/10/2003
Sodium Carbonate	Fisher	500g	Y	12/10/2003
Barbital	Sigma	500g	Y	11/11/2003
Propane	ACE	400g		8/11/2004
Citric Acid, anhydrous	Fluka	250g	Y	8/11/2004
Magnesium Chloride, hexahydrate	Acros	250g	Y	8/11/2004
Sodium Acetate	Aldrich	250g	Y	11/11/2003
TRIZMA Base	Sigma	250g	Y	8/11/2004
Malachite Green Oxalate	Sigma	25g	Y	8/11/2004
Sinus Red F3B	Waldeck Div. Chroma	25g	Y	12/10/2003
Temed	Fisher Scientific	40g	Y	8/11/2004
ELA-Max 5	Ferndall Labs	45g		8/11/2004
L-(+)-Lactic Acid Sodium	Sigma	5g	Y	11/11/2003
Vectamount	VectorLabs	60mL	Y	1/12/1900
Ammonium Peroxydisulfate	Fisher Scientific	80g	Y	11/11/2003
Benzocaine 20%		90g		8/11/2004
3-aminopropyltriethoxysilane	Pierce Biotech	100g	Y	8/11/2004
Methyl Green, ZnCl2 salt	Acros Organics	10g	Y	8/11/2004
Nitro Blue Tetrazolium	Sigma	500mg	Y	11/11/2003
Alkaline Phosphatase substrate kit	VectorLabs	1 kit	Y	8/11/2004
Vectastain ABC kit- Alkaline Phosphatase Mouse IgG	VectorLabs	1 kit	Y	8/11/2004
Vectastain ABC kit- Alkaline Phosphatase Rabbit IgG	VectorLabs	1 kit	Y	8/11/2004
Vectastain ABC kit- Peroxidase Mouse IgG	VectorLabs	2 kit	Y	8/11/2004
Vectastain ABC kit- Peroxidase Rabbit IgG	VectorLabs	1 kit	Y	8/11/2004